UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cott Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Cott Corporation 6525 Viscount Road Mississauga, Ontario, Canada L4V1H6 (905) 672-1900
5519 West Idlewild Avenue Tampa, Florida, United States 33634 (813) 313-1800

April 1, 2011

Dear Shareowners:

We are pleased to invite you to attend our annual meeting of shareowners, which will be held at the Toronto Marriott Airport Hotel, Ballroom C, 901 Dixon Road, Toronto, Ontario, Canada at 8:30 a.m. (Toronto time) on Tuesday, May 3, 2011. At this meeting, you will have the opportunity to meet our directors and members of our senior management team, learn more about our Company and our plans for the future, and receive our financial results for the 2010 fiscal year.

The notice of meeting and circular that accompany this letter describe the business to be conducted at the meeting.

Even if you cannot attend the meeting, it is important that your shares be represented and voted by using the enclosed form of proxy. We encourage you to read the circular and vote as soon as possible. We look forward to your participation.

Sincerely,

JERRY FOWDEN

Chief Executive Officer

Cott Corporation

Notice of Annual Meeting of Shareowners

The Annual Meeting of Shareowners of Cott Corporation (“Cott”) will be held

on:	Tuesday, May 3, 2011

at:	8:30 a.m. (local time in Toronto)

at the:	Toronto Marriott Airport Hotel, Ballroom C, 901 Dixon Road, Toronto, Ontario, Canada

to:	• receive the financial statements for the year ended January 1, 2011 and the report on those statements by Cott’s independent registered certified public accounting firm,

• elect directors,

• approve the appointment of Cott’s independent registered certified public accounting firm,

• hold a non-binding advisory vote on executive compensation,

• hold a non-binding advisory vote on the frequency of future executive compensation advisory votes, and

• transact any other business that properly may be brought before the meeting and any adjournment of the meeting.

Pursuant to rules promulgated by the United States Securities and Exchange Commission, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a form of proxy. Our proxy materials are also available on the Internet. This proxy circular is available on our website at http://www.cott.com/for-investors/financial-information/proxy-statement, which does not have “cookies” that identify visitors.

By order of the board of directors

/s/

Marni Morgan Poe

Vice President, General Counsel and Secretary

Tampa, Florida, U.S.A.

April 1, 2011

YOU ARE INVITED TO VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED FORM OF PROXY AND RETURNING IT BY MAIL IN THE ENCLOSED ENVELOPE OR BY FACSIMILE, OR BY FOLLOWING THE INSTRUCTIONS FOR VOTING OVER THE INTERNET IN THE ACCOMPANYING PROXY CIRCULAR. A VOTE BY PROXY WILL BE COUNTED IF IT IS COMPLETED PROPERLY AND IS RECEIVED BY OUR TRANSFER AGENT NO LATER THAN 5:00 P.M. TORONTO TIME ON APRIL 29, 2011 OR THE LAST BUSINESS DAY PRIOR TO ANY POSTPONED OR ADJOURNED MEETING OR IS OTHERWISE RECEIVED BY OUR SECRETARY, AS DESCRIBED HEREIN, PRIOR TO THE COMMENCEMENT OF THE MEETING OR ANY POSTPONED OR ADJOURNED MEETING. OUR TRANSFER AGENT’S MAILING ADDRESS IS COMPUTERSHARE INVESTOR SERVICES INC., 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, CANADA, M5J 2Y1 AND FACSIMILE NUMBER IS 1-866-249-7775 or (416) 263-9524.

Cott Corporation

Annual Meeting of Shareowners

THIS BOOKLET EXPLAINS:

•	details of the matters to be voted upon at the meeting, and

•	how to exercise your right to vote even if you cannot attend the meeting.

THIS BOOKLET CONTAINS:

•	the notice of the meeting,

•	the proxy circular for the meeting, and

•	a proxy form that you may use to vote your shares without attending the meeting.

REGISTERED SHAREOWNERS

A form of proxy is enclosed with this booklet. This form may be used to vote your shares if you are unable to attend the meeting in person. Instructions on how to vote using this form are found starting on page 2 of this proxy circular.

NON-REGISTERED BENEFICIAL SHAREOWNERS

If your shares are held on your behalf or for your account by a broker, securities dealer, bank, trust company or other intermediary, you will not be able to vote unless you carefully follow the instructions provided by your intermediary.

The accompanying circular and form of proxy are furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors for use at the annual meeting of shareowners to be held on Tuesday, May 3, 2011 and any continuation of the meeting after an adjournment of such meeting.

AVAILABILITY OF FINANCIAL INFORMATION

If you are a shareowner and wish to receive (or continue to receive) our quarterly interim financial statements (and the related management discussion and analysis) by mail, you must complete and return the enclosed request form. If you do not do so, quarterly financial statements will not be sent to you. Financial results are announced by media release, and financial statements are available on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov.

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Cott Corporation

Proxy Circular

GENERAL INFORMATION

This proxy circular is furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors of Cott Corporation (“Cott” or the “Company”) for use at the annual meeting of shareowners that is to be held at the time and place, and for the purposes, described in the accompanying notice of the meeting and any continuation of the meeting after an adjournment of such meeting.

All dollar amounts are in United States dollars unless otherwise stated. All information contained in this proxy circular is as of March 18, 2011, unless otherwise indicated. Our fiscal year ends on the Saturday closest to December 31 of each year. In this proxy circular, therefore, references to the year 2008 are to the fiscal year ended December 27, 2008, references to the year 2009 are to the fiscal year ended January 2, 2010, and references to the year 2010 are to the fiscal year ended January 1, 2011.

We are mailing the notice of meeting, this proxy circular, and the form of proxy to our shareowners on or about April 1, 2011.

VOTING AT THE MEETING

Who Can Vote

March 18, 2011 is the record date to determine shareowners who are entitled to receive notice of the meeting. Shareowners at the close of business on that date will be entitled to vote at the meeting. As at the record date, 94,750,120 common shares were outstanding. Each common share entitles the holder to one vote on all matters presented at the meeting.

Voting By Registered Shareowners

The following instructions are for registered shareowners only. If you are a non-registered beneficial shareowner, please follow your intermediary’s instructions on how to vote your shares. See below under “Voting By Non-Registered Beneficial Shareowners.”

Voting in Person

Registered shareowners who attend the meeting may vote the shares registered in their name on resolutions put before the meeting. If you are a registered holder who will attend and vote in person at the meeting, you do not need to complete or return the form of proxy. Please register your attendance with the scrutineer, Computershare Investor Services Inc. (“Computershare”), upon your arrival at the meeting. Whether or not you plan to attend the annual meeting of shareowners, you are requested to complete and promptly return the enclosed proxy.

Voting by Proxy

If you are a registered shareowner but do not plan to attend the meeting in person, there are four ways that you can vote your proxy:

Mail: You may vote by completing, dating and signing the enclosed form of proxy and returning it to Computershare no later than 5:00 p.m. local time in Toronto on April 29, 2011, or the last business day prior to any postponed or adjourned meeting, by mail to 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 using the envelope provided.

Fax: You may vote by completing, dating and signing the enclosed form of proxy and faxing it to Computershare at 1-866-249-7775 (toll free within Canada and the United States) or 1-416-263-9524 (outside Canada and the United States) no later than 5:00 p.m. local time in Toronto on April 29, 2011 or the last business day prior to any postponed or adjourned meeting.

Internet: You may vote over the Internet by accessing www.investorvote.com and following the proxy login and voting procedures described for the meeting. The enclosed form of proxy contains certain information required for the Internet voting process. Detailed voting instructions will then be conveyed electronically via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time before 5:00 p.m. local time in Toronto on April 29, 2011 or the last business day prior to any postponed or adjourned meeting.

The Internet voting procedure, which complies with Canadian law, is designed to authenticate shareowners’ identities, to allow shareowners to vote their shares and to confirm that shareowners’ votes have been recorded properly. Shareowners voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareowners. Also, please be aware that Cott is not involved in the operation of the Internet voting procedure and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccurate, erroneous or incomplete information that may appear.

Other: If you have not availed yourself of any of the foregoing voting procedures by 5:00 p.m. local time in Toronto on April 29, 2011 or the last business day prior to any postponed or adjourned meeting but still wish to vote by proxy, you may vote by (i) completing, dating and signing the enclosed form of proxy and faxing it to the attention of our Secretary at (813) 881-1923, or (ii) having the person you have chosen as your proxy deliver it in person to our Secretary, in each case so that it is received prior to the commencement of the meeting or any postponed or adjourned meeting.

What Is a Proxy?

A proxy is a document that authorizes another person to attend the meeting and cast votes on behalf of a registered shareowner at the meeting. If you are a registered shareowner, you can use the accompanying proxy form. You may also use any other legal form of proxy.

How do You Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the meeting. The persons named in the enclosed form of proxy are directors or officers of Cott. You may choose those individuals or any other person to be your proxyholder. Your proxyholder does not have to be a shareowner of Cott. If you want to authorize a director or officer of Cott who is named on the enclosed proxy form as your proxyholder, please leave the line near the top of the proxy form blank, as their names are pre-printed on the form. If you want to authorize another person as your proxyholder, fill in that person’s name in the blank space located near the top of the enclosed proxy form.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the meeting, including any continuation of the meeting if it is adjourned.

How Will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue, your proxyholder must cast your votes as instructed. By checking “WITHHOLD” on the proxy form, you will be abstaining from voting.

If you do NOT mark on the proxy how you want to vote on a particular matter, your proxyholder is entitled to vote your shares as he or she sees fit. If your proxy does not specify how to vote on any particular matter, and if you have authorized a director or officer of Cott to act as your proxyholder, your shares will be voted at the meeting:

•	FOR the election of the nominees named in this proxy circular as directors,

•	FOR the approval of the appointment of PricewaterhouseCoopers LLP as Cott’s independent registered certified public accounting firm,

•

FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure beginning on page 19 (commonly referred to as “say-on-pay”), and

•	FOR the approval, on a non-binding advisory basis, to hold a say-on-pay vote once every THREE YEARS.

For more information on these matters, please see “Election of Directors,” beginning on page 7 “Independent Registered Certified Public Accounting Firm—Approval of Appointment of Independent Registered Certified Public Accounting Firm” on page 58, “Advisory Vote on Executive Compensation” on page 60, and “Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation” on page 62.

If any amendments are proposed to these matters, or if any other matters properly arise at the meeting, your proxyholder can generally vote your shares as he or she sees fit. The notice of the meeting sets out all the matters to be presented at the meeting that are known to management as of March 18, 2011.

How do You Revoke Your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the meeting by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date (or voting via the Internet at a later date) or by attending the meeting and voting in person. You may send a written notice to our Secretary to the following address: 5519 West Idlewild Avenue, Tampa, Florida U.S.A. 33634.

This revocation must be received by our Secretary before the meeting (or before the date of the reconvened meeting if it is adjourned), or in any other way permitted by law.

If you revoke your proxy and do not replace it with another form of proxy that is properly deposited, you may still vote shares registered in your name in person at the meeting.

Voting By Non-Registered Beneficial Shareowners

If your common shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered beneficial shareowner (as opposed to a registered shareowner). Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our non-registered beneficial shareowners. Intermediaries often use a service company (such as Computershare or Broadridge Investor Communications (“Broadridge”)) to forward meeting materials to beneficial shareowners.

If you are a non-registered beneficial shareowner, you can vote your common shares by proxy, by following the instructions your intermediary provides to you, through your intermediary or at the meeting. As a non-registered beneficial shareowner, while you are invited to attend the meeting, you will not be entitled to vote at the meeting unless you make the necessary arrangements with your intermediary to do so.

Voting in Person

A non-registered beneficial shareowner who received a voting instruction form from the intermediary and who wishes to attend and vote at the meeting in person (or have another person attend and vote on their behalf) should strike out the proxyholders named in the voting instruction form and insert the beneficial shareowner’s (or such other person’s) name in the blank space provided or follow the corresponding instructions provided by the intermediary.

Voting by Proxy through Intermediary

Internet: If your intermediary is registered with Computershare or Broadridge, both of which we have retained to manage beneficial shareowner Internet voting, you may vote over the Internet by following the proxy login and voting instructions on your voting instruction form.

Through Intermediary: A beneficial shareowner who does not vote via the Internet will be given a voting instruction form or other document by his or her intermediary that must be submitted by the beneficial shareowner in accordance with the instructions provided by the intermediary. In such case, you cannot use the Internet voting procedures described above and must follow the intermediary’s instructions (which in some cases may allow the completion of the voting instruction form by telephone or on the intermediary’s Internet website). Occasionally, a beneficial shareowner may be given a form of proxy that has been signed by the intermediary and is restricted to the number of shares owned by the beneficial shareowner but is otherwise not completed. This form of proxy does not need to be signed by the beneficial shareowner. In this case, you can complete the form of proxy and vote by mail or facsimile only in the same manner as described above under “Voting by Registered Shareowners—Voting by Proxy.”

In all cases, beneficial shareowners should carefully follow the instructions provided by the intermediary.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareowner with respect to the voting of certain shares, or because under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the meeting.

Confidentiality of Vote

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest,

•	the proxy contains comments clearly intended for management, or

•	it is necessary to determine a proxy’s validity or to enable management and/or the board of directors to meet their legal obligations to shareowners or to discharge their legal duties to Cott.

Quorum

The annual meeting requires a quorum, which for this meeting means:

•	at least two persons personally present, each being a shareowner entitled to vote at the meeting or a duly appointed proxy for an absent shareowner so entitled, and

•	persons owning or representing not less than a majority of the total number of our shares entitled to vote.

Vote Counting Rules

All matters that are scheduled to be voted upon at the meeting, other than as set out below, are ordinary resolutions. Ordinary resolutions are passed by a simple majority of votes: if more than half of the votes that are cast are cast in favor, the resolution passes. Directors are elected by a plurality vote, whereby the 11 nominees who receive the highest vote totals will be elected as directors. Cumulative voting in the election of directors is not permitted. The approval of Cott’s independent registered certified public accounting firm must be approved by ordinary resolution of the shareowners. Due to the non-binding advisory nature of the matter to be voted upon in respect of the compensation of Cott’s executive officers, there is no minimum vote requirement for the proposal. However, the matter will be considered to have passed with the affirmative vote of a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting. Similarly, since the non-binding advisory vote on the frequency of say-on-pay votes seeks the input of shareowners and provides shareowners with multiple voting options, the options being every one, two or three years, there is no minimum vote requirement for the proposal. However, the frequency option receiving the greatest number of votes will be considered the frequency recommended by shareowners.

Proxies may be marked “FOR,” “AGAINST” or “WITHHOLD/ABSTAIN.” For purposes of the advisory vote on the frequency of the vote on executive compensation, proxies may be marked to hold a say-on-pay vote every “ONE,” “TWO” or “THREE” years, or shareowners may “WITHHOLD/ABSTAIN.” Abstentions/withholding and broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Solicit ation of Proxies

The cost of soliciting proxies will be borne by Cott. In addition, Cott may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter or facsimile. We have hired MacKenzie Partners, Inc., a professional soliciting organization, to assist us in conducting bank and broker searches, distributing proxy solicitation materials and responding to information requests from shareowners with respect to the materials. For these services, MacKenzie Partners, Inc. will be paid a fee of $12,000, plus limited reimbursement for out-of-pocket expenses.

Please Complete Your Proxy

Our management, with the support of the board of directors, requests that you fill out your proxy to ensure your votes are cast at the meeting. This solicitation of your proxy (your vote) is made on behalf of management and the board of directors.

PROCEDURE FOR CONSIDERING SHAREOWNER PROPOSALS

If you want to propose any matter for a vote by shareowners at our 2012 annual meeting, you must send your proposal to our Vice President, General Counsel and Secretary. In order for your proposal to be considered for inclusion in our 2012 proxy circular, it must be received by our Vice President, General Counsel and Secretary no later than December 3, 2011 at Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634.

PRINCIPAL SHAREOWNERS

We are not aware of any person who, as of March 18, 2011, beneficially owned or exercised control or direction over more than 5% of our common shares except as set forth below:

Name	Nature of Ownership or Control	Number of Shares	Percentage of Class
FMR LLC(1) 82 Devonshire Street Boston, Massachusetts 02109	Beneficial ownership	11,101,472	11.73%
Wellington Management Company, LLP(2) 280 Congress Street Boston, Massachusetts 02210	Beneficial ownership	8,840,817	9.33%
Valinor Management, LLC(3) 90 Park Avenue, 40th Floor New York, New York 10016	Beneficial ownership	8,313,841	8.80%
Bridger Management, LLC(4) 90 Park Avenue, 40th Floor New York, New York 10016	Beneficial ownership	6,400,000	6.80%
Crescendo Investments II, L.P., Series I(5) 777 3rd Avenue, 37th Floor New York, New York 10017	Beneficial ownership	6,126,164	6.50%
Connor, Clark & Lunn Investment Management Partnership(6) 2200-1111 West Georgia Street Vancouver, BC V6E 4M3 Canada	Beneficial ownership	4,099,225	5.04%

(1)	Based solely on information reported in an amended Schedule 13G filed by FMR LLC (“FMR”) on February 14, 2011 with the United States Securities and Exchange Commission (the “SEC”). As reported in such filing, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,634,425 shares or 4.895% of the shares outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares (the “Fidelity Funds”). Edward C. Johnson 3d, as Chairman of FMR, and FMR, through its control of Fidelity, and Fidelity each has sole power to dispose of the 4,634,425 shares owned by the Fidelity Funds. Members of the family of Mr. Johnson (the “Johnson Family”), are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson Family and all other Series B shareowners have entered into a shareowners’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareowners’ voting agreement, members of the Johnson Family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. None of Mr. Johnson, FMR or Fidelity has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act, is the beneficial owner of 6,400,947 shares or 6.761% of the shares outstanding as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Mr. Johnson, as Chairman of FMR, and FMR, through its control of PGALLC, each has sole dispositive power over 6,400,947 shares and sole power to vote or to direct the voting of 6,400,947 shares owned by the institutional accounts or funds advised by PGALLC as reported above. FIL Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under Section 240.13d-1(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , is the beneficial owner of 66,100 shares or 0.070% of the shares outstanding. Partnerships controlled predominantly by members of the Johnson Family and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 39% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are separate and independent legal entities, and their boards of directors are generally composed of different individuals. FMR and FIL believes that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other within the meaning of Rule 13d-3 promulgated under the Exchange Act.

(2)

Based solely on information reported in a Schedule 13G filed by Wellington Management Company, LLP (“Wellington Management”) on February 14, 2011 with the SEC. As reported in such filing, Wellington Management has shared voting power with respect to

5,766,347 common shares of Cott and shared dispositive power with respect to 8,840,817 shares. The securities as to which the Schedule 13G is filed by Wellington Management, in its capacity as investment adviser, are owned of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than 5% of common shares.

(3)	Based solely on information reported in an amended Schedule 13G filed by Valinor Management, LLC on January 31, 2011 with the SEC. As reported in such filing, Valinor Management, LLC and David Gallo have shared voting power and shared dispositive power with respect to 8,313,841 shares, constituting approximately 8.80% of the shares outstanding. Mr. Gallo disclaims beneficial ownership of the shares owned in the aggregate by the other members of the group, except to the extent of his pecuniary interest therein.

(4)	Based solely on information reported in a Schedule 13G filed by Bridger Management, LLC on March 7, 2011 with the SEC. As reported in such filing, Bridger Management, LLC and Roberto Mignone have shared voting power and shared dispositive power with respect to 6,400,000 shares, constituting approximately 6.80% of the shares outstanding.

(5)	Based solely on information reported in an amended Schedule 13D filed by Crescendo Partners II, L.P., Series I on January 6, 2011 with the SEC and in a Form 4 filed by Eric Rosenfeld on January 6, 2011 with the SEC. As reported in such filings, Mr. Rosenfeld has sole voting power and sole dispositive power with respect to 6,126,164 shares, or approximately 6.5% of the shares outstanding. This amount includes shares held by Crescendo Partners II, L.P., Series I, which has sole voting power and sole dispositive power with respect to 5,966,455 shares, constituting approximately 6.30% of the shares outstanding, which shares are also deemed to be beneficially owned by Crescendo Investments II, LLC, the general partner of Crescendo Partners II, L.P., Series I, and 159,709 shares held directly by Mr. Rosenfeld, constituting less than 1% of the shares outstanding. Mr. Rosenfeld is the managing member of Crescendo Investments II, LLC. The amended Schedule 13D was also filed on behalf of Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Mr. Rosenfeld and Gregory Monahan. Mr. Rosenfeld and Mr. Monahan, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, are each deemed to beneficially own the shares beneficially owned by the other members of the group. Mr. Rosenfeld disclaims beneficial ownership of the shares owned in the aggregate by the other members of the group, except to the extent of his pecuniary interest therein. Mr. Monahan disclaims beneficial ownership of the shares owned in the aggregate by the other members of the group. Mr. Rosenfeld and Mr. Monahan are members of our board of directors and are nominated to serve another term, as more fully described under “Election of Directors” beginning on page 7 of this proxy circular.

(6)	Based solely on information reported in a Schedule 13G filed by Connor, Clark & Lunn Investment Management Partnership (the “Partnership”) on September 15, 2009 with the SEC. As disclosed in such filing, the Partnership has sole dispositive power and shared voting power with respect to all shares. As reported in such filing, the Partnership, a parent holding company, made the filing on a voluntary basis as if all of the shares are beneficially owned on a joint basis by the Partnership and by Connor, Clark & Lunn Investment Management Ltd. (“CC&L”), a subsidiary of the Partnership and investment company registered under the Investment Advisors Act of 1940. However, the Partnership, CC&L, and the investment companies and accounts that they manage disclaim membership in a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act and disclaim beneficial ownership of securities beneficially owned by each other under Rule 13d-3 promulgated under the Exchange Act.

FINANCIAL STATEMENTS

At the meeting, we will submit Cott’s annual consolidated financial statements for the year ended January 1, 2011, and the related report of Cott’s independent registered certified public accounting firm to you. No vote will be taken regarding the financial statements.

ELECTION OF DIRECTORS

The Corporate Governance Committee of the board of directors (the “Corporate Governance Committee”) reviews annually the qualifications of persons proposed for election to the board and submits its recommendations to the board for consideration. In the opinion of the Corporate Governance Committee and the board, each of the 11 nominees for election as a director is well qualified to act as a director of Cott and, together, the nominees bring the mix of independence, diversity, expertise and experience necessary for the board and its committees to function effectively. Our approach to corporate governance and the roles of the board and its committees are described under “Corporate Governance” on page 51 of this proxy circular.

During 2010, the board of directors held eight meetings. Each of our incumbent directors who served in 2010 attended, in person or by telephone, all of the applicable meetings of the board of directors and committees on which they served in 2010.

Set forth below is certain information concerning our nominees for election as directors of Cott, including information regarding each person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the board of directors to determine that the person should serve as a director of Cott.

The board has considered the independence of each of the nominees for election as directors of Cott for purposes of the rules of the United States Securities and Exchange Commission (“SEC”), New York Stock Exchange (“NYSE”) and, where applicable, National Instrument 58-101-Disclosure of Corporate Governance Practices (“NI 58-101”) of the Canadian Securities Administrators. The nominees for election as directors who are independent are Ms. Hess and Messrs. Benadiba, Burnett, Gibbons, Halperin, Monahan, Prozes, Pilozzi, Rosenfeld and Savage. The nominee who is not independent is Mr. Fowden. See “Certain Relationships and Related Transactions” on page 17 of this proxy circular for further discussion of the board’s determinations as to independence.

Nominee	Committee Membership
Mark Benadiba, 58, of Toronto, Ontario, Canada, served as executive Vice-President, North American Operations, of Cott Corporation from 1996 until 2006. Mr. Benadiba held several roles during his tenure at Cott from 1990 through 2006, including Executive Vice President and Chief Executive Officer of Cott Canada from 1990 to 1998. Previously, Mr. Benadiba was a Senior Executive of Pepsi/Seven-Up, Toronto/Canada (a division of Seven-Up Canada Inc.). He has served on Cott’s board since June 2008. The board nominated Mr. Benadiba to be a director because of his management experience in, and extensive knowledge of, the beverage industry. The board believes Mr. Benadiba’s experience in the beverage industry, including the various positions he held within Cott, enable him to make valuable contributions to the board.	Corporate Governance Committee
George A. Burnett, 55, of Cherry Hills Village, Colorado, U.S.A., is Chief
Executive Officer of Alta Colleges, Inc., a national provider of post-
secondary education services, and has held the position since August 2006.
Mr. Burnett was Chairman of R.H. Donnelley, a Yellow Pages publisher, in
2006 and Chief Executive Officer of Dex Media, Inc. from 2001 to 2005.
Mr. Burnett has served on Cott’s board since June 2006. The board nominated Mr. Burnett to be a director because it believes his senior level experience with multinational public companies lends valuable executive
and financial expertise to the board.	Chair, Human Resources and Compensation Committee; Audit Committee

Nominee	Committee Membership
Jerry Fowden, 54, of Tampa, Florida, U.S.A., was appointed as our Chief Executive Officer on February 18, 2009. Prior to this appointment, he served as President of Cott’s international operating segments and Interim President, North America from May 2008 to February 2009, and as Interim President of Cott’s United Kingdom operating segment from September 2007 to May 2008. He served as Chief Executive Officer of Trader Media Group Ltd., a media company, and as a member of its parent Guardian Media Group plc’s board of directors from 2005 until 2007. From 2001 until 2004, he served in a variety of roles with ABInBev S.A. Belgium, an alcoholic beverage company, including President, European Zone, Western, Central and Eastern Europe from 2003 to 2004, Global Chief Operating Officer from 2002 to 2003 and Chief Executive Officer of Bass Brewers Ltd., a subsidiary of ABInBev S.A. Belgium, from 2001 to 2002. Mr. Fowden was a director of Chesapeake Corporation (now known as Canal Corporation), a supplier of specialty paperboard packaging products, when it filed a voluntary Chapter 11 petition in the United States on December 29, 2008. He served as a director of such company until May 2009. On May 1, 2010, Mr. Fowden joined the board of directors of Constellation Brands, Inc., a premium wine company. Mr. Fowden has served on Cott’s board since March 2009. The board nominated Mr. Fowden to be a director because he is Cott’s Chief Executive Officer, and has held operational management positions within Cott in North America and Europe. Under Mr. Fowden’s leadership, Cott has focused its resources and investments, streamlined operations and cut costs, and broadened its product portfolio through the transformative acquisition of Cliffstar Corporation (“Cliffstar”). This, coupled with Mr. Fowden’s extensive experience in the beverage industry, positions him well to serve as Cott’s Chief Executive Officer and as a director. In addition, he has relationships with chief executives and other senior management at beverage companies throughout the world. His experience brings a unique and valuable perspective to the board.	—
David T. Gibbons, 67, of Naples, Florida, U.S.A., was Cott’s Interim Chief Executive Officer from March 2008 to February 2009. Prior to joining Cott, he was President and Chief Executive Officer of Perrigo Company, a manufacturer of retailer brand over-the-counter pharmaceutical and nutritional products, from 2000 to 2006, and from 2003 to 2007, he also held the role of Chairman of that company. Mr. Gibbons currently serves on the board of directors of Perrigo and has served on the board of directors of Robbins & Myers, Inc., a manufacturer of fluid management products. He has served on Cott’s board since April 2007. The board nominated Mr. Gibbons to be a director because he has an extensive consumer products background, with leadership experience in strategic planning, sales and marketing, operational improvements and international operations.	Chairman of the Board; Corporate Governance Committee

Nominee	Committee Membership
Stephen H. Halperin, 61, of Toronto, Ontario, Canada, is a partner at the law firm of Goodmans LLP and a member of that firm’s Executive Committee. He has been a partner with Goodmans since 1987 and a member of the Executive Committee since 1993. Mr. Halperin served on the board of trustees of KCP Income Fund, a custom manufacturer of national brand and retailer brand consumer products. Mr. Halperin was a director of AT&T Canada Inc. (now known as Allstream Inc.) when it filed for bankruptcy protection in Canada and the United States in late 2002. That company emerged from bankruptcy protection in early 2003, at which point Mr. Halperin ceased to be one of its directors. He has served on Cott’s board since 1992. The board nominated Mr. Halperin to be a director because he is an expert in Canadian corporate law, with over 30 years of experience counseling boards and senior management regarding corporate governance, compliance, disclosure, international business conduct, capital markets, corporate strategy and other relevant issues.	Corporate Governance Committee
Betty Jane Hess, 62, of Hingham, Massachusetts, U.S.A., was Senior Vice President, Office of the President, of Arrow Electronics, Inc., an electronics distributor, for five years prior to her retirement in 2004. Ms. Hess also served on the board of directors of the ServiceMaster Company, a company providing lawn care, landscape maintenance, and other cleaning, repair and inspection services. She has served on Cott’s board since 2004. The board nominated Ms. Hess to be a director because it believes that her executive experience and leadership and communication skills are a valuable asset to the board.	Human Resources and Compensation Committee
Gregory Monahan, 37, of Darien, Connecticut, U.S.A., has been a Managing Director of Crescendo Partners, L.P., a New York-based investment firm, since December 2008 and has held various positions at Crescendo Partners since May 2005. Prior to Mr. Monahan’s time with Crescendo Partners, he was the founder of Bind Network Solutions, a consulting firm focused on network infrastructure and security. Mr. Monahan also serves on the board of directors of O’Charley’s Inc., a multi-concept restaurant company that operates or franchises approximately 350 restaurants, and Bridgewater Systems, a telecommunications software provider. Mr. Monahan has served on Cott’s board since June 2008. The board nominated Mr. Monahan to be a director because it believes he possesses valuable financial expertise, including extensive expertise with capital markets transactions and investments in both public and private companies. He has led and directed investment and consulting firms, which informs his judgment and risk assessment as a board member, and brings to the board the valuable perspective of a major shareowner.	Audit Committee

Nominee	Committee Membership
Mario Pilozzi, 64, of Oakville, Ontario, Canada, was, until January 2008, President and CEO of Wal-Mart Canada. He joined Wal-Mart Canada in 1994 as Vice-President of Hardline Merchandise and was promoted to Senior Vice-President of Merchandise and Sales, and later Chief Operating Officer, before serving as President and CEO. Prior to joining Wal-Mart Canada, Mr. Pilozzi held a broad range of positions with Woolworth Canada spanning more than 30 years, including the positions of Vice-President of Hardline Merchandise, Administrator of Store Openings, District Manager, Store Manager and several other key roles in Woolworth’s variety and discount-store divisions. Mr. Pilozzi has also served on the board of directors of Protenergy Natural Foods Corp., a manufacturer of natural food and beverage products. Mr. Pilozzi has served on Cott’s board since June 2008. The board nominated Mr. Pilozzi to be a director because he has extensive executive experience with two well-known, multinational corporations and understands the retail sales business of our retailer partners.	Human Resources and Compensation Committee
Andrew Prozes, 65, of Greenwich, Connecticut, U.S.A., was Global Chief Executive Officer of LexisNexis Group, a provider of legal and risk management solutions and information in New York City, from 2000 to December 2010. Mr. Prozes served on the board of directors of Reed Elsevier plc and Reed Elsevier NV, parent entities to LexisNexis, until his retirement from LexisNexis Group. Mr. Prozes has also served as a director on the boards of Asset International Inc. and a number of not-for-profits. He is currently a senior advisor at Warburg Pincus in New York. He has served on Cott’s board since January 2005. The board nominated Mr. Prozes to be a director because it believes he possesses valuable executive and financial expertise that make him an asset to the board. Cott benefits from Mr. Prozes’s experience as an executive officer and director of large, international companies. In addition, Mr. Prozes has contributed his financial expertise through his prior service on the Audit Committee.	Corporate Governance Committee; Human Resources and Compensation Committee

Nominee	Committee Membership
Eric Rosenfeld, 53, of New York, U.S.A., has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for 14 years. Mr. Rosenfeld currently serves as a director for Computer Horizons Corp. (Chairman), an IT services company, Primoris Services Corporation, a specialty construction company and CPI Aerostructures Inc., a company engaged in the contract production of structural aircraft parts, for which he also serves as Chairman. Mr. Rosenfeld has also served as a director for numerous companies, including Arpeggio Acquisition Corporation and Rhapsody Acquisition Corporation, both blank check corporations that later merged with Hill International and Primoris Services Corporation, respectively, Sierra Systems Group Inc., an information technology, management consulting and systems integration firm, Emergis Inc., an electronic commerce company, Hill International, a construction management firm, Matrikon Inc. a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, and GEAC Computer, a software company. Mr. Rosenfeld has served on Cott’s board since June 2008 and is our Lead Independent Director. The board nominated Mr. Rosenfeld to be a director because he has extensive experience serving on the boards of multinational public companies and in capital markets and mergers and acquisitions transactions. Mr. Rosenfeld also has valuable experience in the operation of a worldwide business faced with a myriad of international business issues. Mr. Rosenfeld’s leadership and consensus-building skills, and affiliation with a significant shareowner of Cott, together with his experience as senior independent director of all boards on which he currently serves, make him an effective Lead Independent Director for the board.	Chair, Corporate Governance Committee
Graham Savage, 61, of Toronto, Ontario, Canada, has served as the Chairman of Callisto Capital L.P., a Toronto-based private equity firm, since 2002. Prior to this, since 1998, Mr. Savage was Managing Director at Savage Walker Capital Inc., Callisto Capital LP’s predecessor. Between 1975 and 1996, Mr. Savage was with Rogers Communications Inc. in various positions culminating in being appointed the Senior Vice President, Finance and Chief Financial Officer, a position he held for seven years. In addition, Mr. Savage serves on the Board of Canadian Tire Corporation, Postmedia Network Canada Corp. and Whistler Blackomb Holdings Inc. He has also served on the boards of Rogers Communications Inc., Hollinger International, Inc., Alias Corp., Lions Gate Entertainment Corp. and Royal Group Technologies Limited, among others. Mr. Savage was a director of Microcell Inc., a telecommunications provider, when it filed for bankruptcy protection in Canada in 2003. He served as a director of Microcell Inc. until 2005. Mr. Savage has served on Cott’s board since February 2008. The board nominated Mr. Savage to be a director because of his financial expertise, including expertise in the area of private equity. He is our audit committee financial expert and has served as Chief Financial Officer of a large public company. Mr. Savage also has board and committee experience at both public and private companies, and his extensive executive experience brings strong financial and operational expertise to the board.	Chair, Audit Committee

It is intended that each director will hold office until the close of business of the 2012 annual meeting or until his or her earlier resignation, retirement or death. Cott does not have a retirement policy for its directors.

Unless otherwise instructed, the persons named in the accompanying form of proxy intend to vote FOR the election to the board of directors of the 11 nominees who are identified above. Directors are elected by a plurality of votes cast. Management and the board of directors do not contemplate that any of the nominees will be unable to serve as a director. If, for any reason at the time of the meeting, any of the nominees are unable to serve, then the persons named in the accompanying form of proxy will, unless otherwise instructed, vote at their discretion for a substitute nominee or nominees.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board. We set director compensation at a level that reflects the significant amount of time and high skill level required of directors in performing their duties for Cott and for its shareowners.

In 2010, other than Jerry Fowden, our Chief Executive Officer, no employees served as directors. Mr. Fowden’s compensation during 2010 has been fully reflected in the Summary Compensation Table on page 33. We provided the following annual compensation to our non-employee directors in 2010:

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)
Mark Benadiba(1)	85,000	65,000
George Burnett	75,000	65,000
David Gibbons	185,000	65,000
Stephen Halperin(1)	85,000	65,000
Betty Jane Hess	65,000	65,000
Gregory Monahan	85,000	65,000
Mario Pilozzi(1)	65,000	65,000
Andrew Prozes	65,000	65,000
Eric Rosenfeld	125,000	65,000
Graham Savage(1)	100,000	65,000

(1)	Messrs. Benadiba, Halperin, Pilozzi and Savage are compensated in Canadian dollars. The amounts paid to such individuals are converted from the U.S. amounts listed above to Canadian amounts at the U.S. to Canadian conversion rate in effect at the time of payment.

(2)	Non-employee directors are also reimbursed for certain business expenses, including travel expenses, in connection with board and committee meeting attendance. These amounts are not included in the above table.

(3)	Represents common shares issued in payment of the annual director long-term incentive fee for non-employee directors pursuant to the Company’s 2010 Equity Incentive Plan. No stock options were granted to directors in 2010. Options held by our directors are governed by our Restated 1986 Common Share Option Plan, as amended. The total number of common shares that may be acquired upon exercise of outstanding stock options held by our directors on January 1, 2011 was as follows: Mr. Benadiba, 25,000; Mr. Burnett, 25,000; Mr. Gibbons, 25,000; Ms. Hess, 25,000; Mr. Monahan, 25,000; Mr. Pilozzi, 25,000; Mr. Prozes, 25,000; and Mr. Rosenfeld, 25,000.

Directors’ Compensation Schedule

The compensation of directors is considered in light of the overall governance structure of Cott. Compensation for directors is recommended to the board by the Human Resources and Compensation Committee of Cott’s board of directors (the “Compensation Committee”) and is approved by the independent directors. Director compensation is set solely on an annual fee basis (paid quarterly in arrears) and per-meeting attendance fees are not paid.

During 2010, directors of Cott were entitled to the following annual fees:

Category	Annual Fees
Annual board retainer	$65,000
Annual committee membership retainer for serving on:
Audit Committee	—
Compensation Committee	—
Corporate Governance Committee	—
Any Special Committee formed from time to time	$20,000
Annual fee for the non-executive chair of the board	$100,000
Annual fee for chairing the:
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance Committee	$10,000
Annual fee for the lead independent director	$30,000
Annual long-term incentive fee (stock award)	$65,000

The amounts listed in the table above are denominated in U.S. dollars. U.S. resident directors receive their applicable retainers in U.S. dollar amounts, while Canadian resident directors receive their applicable retainers in Canadian dollar amounts. Directors are also reimbursed for certain business expenses, including their travel expenses in connection with board and committee meeting attendance.

Share Ownership Requirements for Board Members

Prior to March 15, 2010, directors were required to own personally at least CDN$50,000 worth of Cott’s common shares, the value of which was calculated at the time of purchase. Directors had to acquire such shares within three years of joining the board.

On March 15, 2010, the board of directors adopted new minimum share ownership requirements for non-management directors. Under the requirements, each such director must own common shares having a minimum aggregate value equal to four (4) times his or her annual board retainer fee (excluding additional committee or chairman retainers). The Corporate Governance Committee of the board of directors or the board of directors may, from time to time, reevaluate and revise these guidelines to give effect to changes in Cott’s common share price or capitalization. The value of shares owned by each director as calculated under the guidelines, and compliance with the share ownership requirements, is measured on December 31st of each year by Cott’s Vice President, General Counsel and Secretary. Directors are not required to attain the minimum ownership level by a particular deadline. However, until the guideline amount is achieved, such directors are required to retain an amount equal to 100% of net shares received as equity compensation. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted stock, restricted stock units, performance shares, or performance share units. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such directors. Shares purchased on the open market may be sold in compliance with Cott’s policies and applicable securities law. These requirements are designed to ensure that directors’ long-term interests are closely aligned with those of our shareowners.

Each of the incumbent non-management directors currently holds common shares exceeding the share ownership guidelines.

Share Plan for Non-Employee Directors

Effective February 23, 2010, the board of directors terminated the Share Plan for Non-Employee Directors. Prior to termination, the Share Plan for Non-Employee Directors allowed directors who were neither employees nor full-time officers to elect to receive their fees in the form of our common shares. Fees that would otherwise be payable in cash to directors who elected to participate in the plan were paid to a third-party trustee who used the funds to purchase shares on the open market. The trustee allocated the number of shares attributable to each participant based on the relative dollar amount of fees contributed in respect of that participant. After the termination of the Share Plan, the trustee distributed to each participating director the shares it had held in trust for his or her account.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Security Ownership

The following table and the notes that follow show the number of our common shares beneficially owned as of March 18, 2011 by each of our directors and the individuals named in the Summary Compensation Table, as well as by our current directors and executive officers as a group.

Name	Common Shares Beneficially Owned, Controlled or Directed(1)		Options Exercisable within 60 days	Total	Common Shares Percentage of Class(2)
Mark Benadiba	50,000		25,000	75,000	*
George Burnett	33,039		25,000	58,039	*
David Gibbons	253,497		25,000	278,497	*
Stephen Halperin	97,061		—	97,061	*
Betty Jane Hess	112,126		25,000	137,126	*
Gregory Monahan	6,010,594	(3)	25,000	6,035,594	6.4%
Mario Pilozzi	44,140		25,000	69,140	*
Andrew Prozes	37,867		25,000	62,867	*
Eric Rosenfeld	6,126,164	(4)	25,000	6,151,164	6.5%
Graham Savage	55,926		—	55,926	*
Jerry Fowden	241,683		250,000	491,683	*
Neal Cravens	—		—	—	—
William Reis	—		—	—	*
Michael Gibbons	—		12,500	12,500	*
Marni Poe	974		—	974	*
Directors and executive officers as a group (consisting of 17 persons, including the current directors and executive officers named above)	7,122,809	(5)	462,500	7,585,309	8.0%

*	Less than 1%

(1)	Each director and officer has provided the information on shares beneficially owned, controlled or directed. Except as otherwise noted, the shareowners named in this table have sole voting and investment power over all shares shown as beneficially owned by them.

(2)	Percentage of class is based on 94,750,120 shares outstanding as of March 18, 2011.

(3)	Includes: (i) 44,139 shares held personally by Mr. Monahan and (ii) 5,966,455 held as a member of a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act. Mr. Monahan is deemed to beneficially own the shares beneficially owned by the other members of the group, but Mr. Monahan disclaims beneficial ownership of those shares.

(4)	Includes: (i) 159,709 shares held personally by Mr. Rosenfeld and (ii) 5,966,455 shares held as a member of a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act, which Mr. Rosenfeld held indirectly as the managing member of Crescendo Investments II, LLC, which in turn is the general partner of Crescendo Partners II, L.P., Series I. Mr. Rosenfeld disclaims beneficial ownership of the shares owned by Crescendo Partners II, L.P., Series I.

(5)	Because Mr. Rosenfeld and Mr. Monahan are both deemed to beneficially own shares held by the Crescendo entities, those shares are not counted twice for purposes of this total.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers and any beneficial owner of more than 10% of our common shares, as well as certain affiliates of those persons, must file reports with the SEC showing the number of common shares they beneficially own and any changes in their beneficial ownership. Based on our review of these reports and written representations of our directors and executive officers, we believe that all required reports were filed in 2010 in a timely manner, except that, as a result of administrative errors, for each independent director, two Forms 4 reporting two transactions were not timely filed on behalf of each such independent director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The board has determined that ten of the nominees for director, Mark Benadiba, George A. Burnett, David T. Gibbons, Stephen Halperin, Betty Jane Hess, Gregory Monahan, Mario Pilozzi, Andrew Prozes, Eric Rosenfeld and Graham W. Savage, are independent within the meaning of the rules of the SEC, NYSE and NI 58-101. A director is “independent” in accordance with the rules of the SEC, NYSE and NI 58-101 if the board affirmatively determines that such director has no material relationship with us (either directly or as a partner, shareowner or officer of an organization that has a relationship with us). With respect to Mr. Halperin, the board of directors considered Mr. Halperin’s position as a partner of Goodmans LLP, a law firm that provides services to Cott on a regular basis, and nonetheless determined that Mr. Halperin is independent.

Mr. Fowden is a management director and is therefore not independent.

David Gibbons, the Chairman of our Board of Directors, and Michael Gibbons, our President – U.S. Business Unit, are not related. There are no family relationships between any director nominees and executive officers.

Each director and nominee for election as director delivers to Cott annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director or nominee, or their family members, and Cott participates, and in which the director or nominee, or such family member, has a material interest. Pursuant to Cott’s Corporate Governance Guidelines and the charter of the Corporate Governance Committee, the Corporate Governance Committee is required to review all transactions between Cott and any related party (including transactions reported to it by a director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise), regardless of whether the transactions are reportable pursuant to Item 404 of Regulation S-K under the Exchange Act.

After considering advice from the Corporate Governance Committee, the board of directors is required to review, and, if appropriate, approve or ratify, such related party transactions. A “related party transaction” is defined under the Corporate Governance Guidelines as any transaction in which Cott was or is to be a participant and in which any related party has a direct or indirect material interest, other than transactions that (i) are available to all employees generally, (ii) involve compensation of executive officers or directors duly authorized by the appropriate board committee, or (iii) involve reimbursement of expenses in accordance with Cott’s established policy.

A “related party” is defined under the Corporate Governance Guidelines as any person who is, or at any time since the beginning of Cott’s last fiscal year was, an executive officer or director (including in each case nominees for director), any shareowner owning in excess of 5% of Cott’s common shares, or an immediate family member of an executive officer, director, or 5% shareowner.

An “immediate family member” is defined under the Corporate Governance Guidelines as a person’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons and daughters-in-law, brothers- and sisters-in-law, and anyone (other than employees) who shares such person’s home.

Management and directors must also update the board of directors as to any material changes to proposed transactions as they occur.

Because related party transactions potentially vary, the Corporate Governance Committee or the board of directors has not to date developed a written set of standards for evaluating them, but rather addresses any such transactions on a case-by-case basis.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Summary

We seek to incentivize management to increase shareowner value consistent with appropriate consideration of the risk/reward ratio, and to focus management on continuing to lower operating costs, maintaining customer focus, controlling capital expenditures and managing working capital and cash. Our compensation programs are designed to reward executives based on the achievement of both individual and corporate performance targets, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our named executive officers’ total compensation consists of a base salary, opportunities for performance-based cash bonus compensation, and long-term compensation in the form of equity ownership.

As described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, Cott achieved strong financial and operational performance in 2010, and we believe that our executive officers were instrumental in helping us to achieve these results. Key highlights of our 2010 performance include the following:

•	We reported strong results in all four quarters and earned $55 million in net income.

•	We continued to generate solid cash flow, generating $178 million in cash from operations, an increase of 15% from 2009.

•	We consummated the acquisition of Cliffstar and began executing on our integration activities.

In 2010, the Compensation Committee and management changed our compensation practices to further align the interests of our named executive officers with the interests of our shareowners and to more closely reflect both our financial position and our role as a low-cost producer of private label beverages, while continuing to build upon our compensation framework and our overall compensation philosophy, including:

•

In 2010, we awarded a combination of performance-based restricted share units and time-based restricted share units. Our named executive officers, other than our Chief Executive Officer, received awards comprised 50% of performance-based restricted share units and 50% of time-based restricted share units. Our Chief Executive Officer was awarded 75% performance-based restricted share units, with the remaining 25% comprised of time-based restricted share units. The performance-based restricted share units vest over a three-year period upon the achievement of a specific level of cumulative pre-tax income. By linking our long-term incentives to three-year financial results, we hope to more closely align our named executive officers’ incentives with the long-term interests of shareowners. The time-based restricted share units vest at the end of 2012. For grants in future years, the Compensation Committee intends to increase the performance-based portion of equity awards by a further 25% each year to further align the interest of our named executive officers with that of our shareowners.

•

In light of ongoing cost concerns, the Compensation Committee determined not to make merit increases in base salaries for our named executive officers in 2010 and continued to limit the perquisites available to them to an annual executive physical examination and a car allowance for certain named executive officers. In 2010, the base salary for our Chief Executive Officer was increased to reflect a market adjustment.

•

The board adopted a revised policy that prohibits our directors, named executive officers, and other key executive officers from engaging in any hedging or monetization transactions involving Cott securities.

•

The board adopted a revised policy prohibiting employees and directors, including named executive officers, from engaging in any short-term, speculative transactions involving Cott securities, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options.

•	The board adopted share ownership guidelines that require our directors, named executive officers, and other key employees to hold a certain amount of Cott shares.

•

The Compensation Committee continued to retain an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

•

We continued to administer a strong risk management program, which includes our Compensation Committee’s oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

We encourage you to read this Compensation Discussion and Analysis for details regarding our executive compensation program, including information about the 2010 compensation of the named executive officers.

Overview of Compensation Program

The Compensation Committee is responsible for overseeing Cott’s compensation reward programs, which include compensation (base salary, bonus, and equity compensation), pension benefits, and other perquisites. In addition, the Compensation Committee is responsible for overseeing talent management and succession planning for the senior management, as well as setting objectives and evaluating the performance of Cott’s Chief Executive Officer. To assist in executing its responsibilities, the Compensation Committee may retain independent compensation consultants who report solely to the Compensation Committee. The Compensation Committee is responsible for ensuring that the total compensation paid to the executive officers is fair, reasonable and competitive. The Compensation Committee must recommend to the board of directors, and the board must review, and, if it deems appropriate, approve all changes to our Chief Executive Officer’s compensation package. The Compensation Committee reviews and approves all compensation packages and any adjustments thereto for those executive officers who report directly to our Chief Executive Officer. The Compensation Committee also approves any severance packages to departing executive officers, as well as the severance plans that govern the terms of the severance packages.

The Compensation Committee is comprised of four members: George A. Burnett (chair), Betty Jane Hess, Mario Pilozzi and Andrew Prozes. The board has determined that all members are independent within the meaning of the rules of the SEC, New York Stock Exchange and NI 58-101. The Compensation Committee’s charter is available on our website www.cott.com under “For Investors—Governance.”

Company Objectives

The primary objectives of our current compensation program are to incentivize management to increase shareowner value consistent with appropriate consideration of the risk/reward ratio, and to focus management on controlling costs, strengthening customer relationships, and managing capital expenditures and cash. Periodically, the Compensation Committee reviews and approves management’s design of the compensation program to provide sufficient compensation opportunities for executives in order to attract, retain and motivate the best possible management team. Our compensation programs are designed to:

•	Establish pay levels with reference to personal performance and external competitiveness with relevant labor markets and their relative internal value,

•	Reward executives based on the achievement of both individual and corporate performance targets, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking, and

•	Deliver conservative, market-based executive benefits.

Our compensation packages for executive officers, including the Chief Executive Officer, consist of a base salary, opportunities for performance-based cash bonus compensation, and long-term compensation in the form of equity ownership. The Compensation Committee has selected these components because it believes they align our executives’ interests with those of our long-term shareowners and motivate our executives to achieve our goals.

During 2010, the Compensation Committee and management changed our compensation practices to further align the interests of our named executive officers with the interests of our shareowners and to more closely reflect both our financial position and our role as a low-cost producer of private label beverages. The goal of the compensation program continued to be to provide meaningful rewards to our executives for making progress toward our refocused business goals in a manner that is cost effective to us while achieving the objectives noted above. In keeping with this goal, in 2010, Cott adopted, and its shareowners approved, the 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan”). The 2010 Equity Incentive Plan provides the Compensation Committee and management the flexibility to design compensatory awards responsive to Cott’s needs. Awards under the 2010 Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments. The Compensation Committee approved the grant of performance-based restricted share units and time-based restricted share units to certain employees under the 2010 Equity Incentive Plan.

Role of Executive Officers in Compensation Decisions

Periodically, the Compensation Committee determines what adjustments, if any, to base salary, cash performance bonus amounts, performance targets for performance-based compensation, and the applicable levels and targets for other compensation, would be appropriate for the executives. The Compensation Committee, annually and as it otherwise deems appropriate, meets with our Chief Executive Officer and our Corporate Human Resources Vice President to obtain recommendations with respect to our compensation programs and packages for executives and other employees. These officers may make recommendations to the Compensation Committee on base salary, long-term incentive plan awards, performance targets, and other terms that the Compensation Committee may consider. The Compensation Committee is not bound to and does not always accept management’s recommendations with respect to executive compensation.

Setting Executive Compensation

The employment agreement of our Chief Executive Officer was recommended for approval to the board by the Compensation Committee, and approved by our board. The Compensation Committee also reviews and approves employment agreements with each officer who reports to the Chief Executive Officer.

Each year, our Chief Executive Officer and our Corporate Human Resources Vice President present their recommendations for changes to annual base salary, cash performance bonus amounts, and long-term incentives for our executive officers. The Chief Executive Officer makes recommendations with respect to the compensation of the Corporate Human Resources Vice President. The Compensation Committee reviews peer group benchmarks as one of the factors it considers in determining appropriate levels of compensation for the Chief Executive Officer. The Compensation Committee considers management’s proposals, reviews independent data to validate these recommendations and, if acceptable, approves them. In addition, the Compensation Committee has the authority to access (at Cott’s expense) independent, outside compensation consultants for both advice and competitive data as they determine the level and nature of Cott’s executive compensation.

In 2010, the Compensation Committee continued to retain Frederic W. Cook & Co. (“Cook”) as its sole independent compensation consultant. Cook only performs work for and reports directly to the Compensation Committee and attends Compensation Committee meetings as requested. Cook provided recommendations to the Compensation Committee on the competiveness and appropriateness of all elements of executive compensation, including the Chief Executive Officer’s compensation. Cook did not provide any additional services to the board or management.

The Compensation Committee periodically reviews compensation data and pay practices from Cott’s peer group as part of its decision-making process. In 2010, the Compensation Committee did not formally establish a percentile benchmark of the peer group to which it targeted executive compensation. While the Compensation Committee reviews peer group compensation data, it retains discretion in setting an executive’s compensation, and as a result, compensation for an executive may differ materially from the peer group and is influenced by factors including experience, position, tenure, individual and organizational factors, and retention needs, among others. The Compensation Committee periodically evaluates and selects which companies to reference for purposes of executive compensation competitiveness. Annually, with guidance from its compensation consultant and input and discussion with management, the Compensation Committee discusses whether the mix of companies in the peer group produces a valid competitive analysis relative to our talent requirements.

In 2009, management recommended, and the Compensation Committee retained, Longnecker & Associates (“Longnecker”) to serve as management’s consultant. Longnecker conducted an extensive peer group compensation benchmarking project in 2009 in which the peer group below, consisting of selected North American consumer goods and retail organizations with revenues between $0.5 billion and $4 billion, was selected. The Compensation Committee determined that this peer group remained appropriate for compensation decisions made in 2010, including for our Chief Executive Officer, for whom we had a different peer group in 2009.

Companies used for Compensation Comparison
The J.M. Smucker Company	Seneca Foods Corp.
Constellation Brands, Inc.	Sensient Technologies Corp.
Chiquita Brands International, Inc.	The Hain Celestial Group, Inc.
United Natural Foods, Inc.	SunOpta Inc.
Brown-Forman Corp.	Hansen Natural Corp.
McCormick & Company, Inc.	Lancaster Colony Corp.
Ralcorp Holdings, Inc.	Cal-Maine Foods, Inc.
Flowers Foods, Inc.	Lance, Inc.
Sanderson Farms, Inc.	J&J Snack Foods Corp.
Central European Distribution Corp.	Imperial Sugar Company
TreeHouse Foods, Inc.	American Italian Pasta Co.
Coca-Cola Bottling Co. Consolidated	National Beverage Corp.

In 2010, the Compensation Committee reviewed peer group benchmark data for all our named executive officer positions. The Compensation Committee determined that because our Chief Procurement Officer performs a role for Cott that other companies commonly divide among multiple non-executive positions, appropriate comparable data was not available for that position.

Although the Compensation Committee did not formally establish a percentile benchmark, in 2010 total compensation for each of our named executive officers, except for our Chief Procurement Officer, fell below the 50th percentile for the average total compensation of executives performing similar functions in the competitive market.

Long-Term versus Currently-Paid Compensation

Currently-paid compensation to our executive officers includes base salaries, which are paid periodically throughout the fiscal year, cash performance bonuses based on performance targets proposed by management and approved by the Compensation Committee, which are awarded after the end of the fiscal year, and perquisites and personal benefits, which are paid consistent with our policies in appropriate circumstances. Our executives historically have been eligible to participate in long-term equity incentive plans. From time to time, our executives have participated in one or more of the Restated 1986 Common Share Option Plan, as amended (the “Option Plan”), the Restated Executive Investment Share Purchase Plan (the “Restated EISPP”), the Amended

and Restated Performance Share Unit Plan (the “PSU Plan”) and the Amended and Restated Share Appreciation Rights Plan (the “SAR Plan”). In 2010, Cott adopted, and its shareowners approved, the 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan provides the Compensation Committee and management the flexibility to design compensatory awards responsive to Cott’s business needs and goals. Awards under the 2010 Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments. Subsequent to the adoption of the 2010 Equity Incentive Plan, the Compensation Committee determined that certain of Cott’s long-term incentive plans were no longer needed and terminated the Restated EISPP, the PSU Plan, and the SAR Plan effective February 23, 2011. The board terminated the Option Plan effective as of the same date. In connection with the termination of these plans, outstanding awards will continue in accordance with the terms of these plans until vested, paid out, forfeited or terminated, as applicable. No further awards will be granted under these plans. The long-term equity incentive plans are described in more detail under the heading “Equity Compensation Plan Information” on page 46 of this proxy circular. Our executive officers may also participate in Cott’s 401(k) Plan, which is available to all salaried and non-union employees in the United States.

The compensation structure for our executives is intended to balance the need of Cott’s executives for current income with the need to create long-term incentives that are directly tied to achievement of our operational targets and growth in shareowner value. The allocation between cash and non-cash or short-term and long-term incentive compensation with respect to an individual executive is set by the terms of the individual’s employment agreement or offer letter and the terms of our incentive plans. For any executive-level new hire (a position reporting to our Chief Executive Officer), management reviews market data and recommends to the Compensation Committee terms of the employment agreement. The Compensation Committee reviews those recommendations and, if acceptable, approves them. In 2010, our executive compensation package was comprised primarily of annual base salary, cash performance bonuses and long-term equity incentive awards.

With respect to long-term incentive awards in 2010, our executives received performance-based restricted share units and time-based restricted share units under the 2010 Equity Incentive Plan. The time-based restricted share units vest at the end of 2012, and performance-based restricted share units vest based on the achievement of a specific level of cumulative pre-tax income during the three-year period ending at the end of 2012. The Compensation Committee selected a three-year performance period based upon input received from Cook regarding the time period utilized with respect to similar awards made by similarly-situated public companies, as well as the Compensation Committee’s belief that a three-year measurement period reinforces the link between incentives and long-term Company performance.

In 2010, performance-based restricted share units represented 50% of the long-term incentive compensation received by our named executive officers other than our Chief Executive Officer, with the remaining 50% comprised of time-based restricted share units. Performance-based restricted share units represented 75% of the long-term incentive compensation received by our Chief Executive Officer, with the remaining 25% comprised of time-based restricted share units. The Compensation Committee believes that this combination of performance-based and time-based restricted share units incentivizes our named executive officers, aligns the interests of our named executive officers with those of our shareowners, and encourages executive retention. For grants in future years, the Compensation Committee intends to increase the performance-based portion of equity awards by a further 25% each year to further align the interest of our named executive officers with that of our shareowners.

Compensation Components

For 2010, the principal compensation components for Cott’s named executive officers consisted of the following:

•	base salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise, and individual performance,

•	cash performance bonuses—paid to reward attainment of annual performance targets or other factors considered in the discretion of the Compensation Committee,

•

long-term equity incentive awards in the form of time-based restricted share units, which vest at the end of 2012, and performance-based restricted share units, which vest based on the achievement of a specific level of cumulative pre-tax income during the three-year period running through the end of 2012,

•	retirement benefits—matching under Cott’s 401(k) Plan, and

•	limited perquisites and benefits.

Base Salary

We provide named executive officers and other employees with base salary, paid over the course of the year, to compensate them for services rendered during the fiscal year. Base salary is determined by an annual assessment of a number of factors, including position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of our business strategy, and competitive market factors for comparable talent in the peer group. However, the Compensation Committee retains discretion in setting an executive’s compensation, and as a result, base salary for an executive may differ from that of comparable executives in the peer group. In light of ongoing cost concerns, the Compensation Committee determined not to make merit increases in base salaries for our named executive officers. In 2010, after reviewing market data presented by management, the Compensation Committee determined to increase the base salary for our Chief Executive Officer to reflect a market adjustment.

In 2010, the Compensation Committee did not formally establish a percentile benchmark to which it targeted base salary. Although the Compensation Committee did not establish a percentile benchmark, in 2010 base salaries for all our named executive officers, except for our Chief Procurement Officer, fell below the 50th percentile for the peer group. The Compensation Committee determined that because our Chief Procurement Officer performs a role for Cott that other companies commonly divide among multiple non-executive positions, appropriate comparable data was not available for that position. Base salary for our named executive officers in 2010 is shown in the Summary Compensation Table, under the heading “Salary” on page 33 of this proxy circular.

As discussed below, salary adjustment decisions are made based primarily upon achievement of individual performance targets. As a result of Cott’s improved operating performance and achievement of individual performance goals, and after a review of market data, base salary information paid to executives in our peer group and the results of annual performance reviews, the Compensation Committee determined to increase the base salaries for 2011 for each of our named executive officers. For 2011, the base salaries for the named executive officers are as follows: Chief Financial Officer—$357,000; Chief Procurement Officer—$329,600; Vice President, General Counsel and Secretary—$296,100; President of the U.S. Business Unit—$336,600; and Chief Executive Officer—$725,000.

Performance Bonuses

General

The Compensation Committee believes that some portion of overall cash compensation for executive officers should be performance-based, that is, contingent on successful achievement of corporate and individual targets. To that end, and depending on our financial and operating performance, the Compensation Committee may approve performance-based bonuses. The addition of performance bonuses in these situations more closely aligns an executive’s overall compensation with his or her individual performance and the profitability of the business unit for which he or she is accountable. The Compensation Committee determines eligibility for performance bonuses at the beginning of the fiscal year based on market competitiveness, the impact of each executive’s role within Cott, and the executive’s long-term contributions. The Compensation Committee believes that this bonus arrangement presents executives with clear, quantified targets that will focus them on long-term strategic issues and align management’s interests with those of our long-term shareowners in the sustained growth of shareowner value.

At the end of each fiscal year, the Compensation Committee may determine that certain individuals whom it previously deemed eligible should not receive a performance bonus, even if corporate targets were met, if their individual performance reviews result in a rating below acceptable levels for the relevant period. During the performance review for each named executive officer, the Compensation Committee determines whether the officer met his or her individual performance targets. The Compensation Committee retains the discretion to guarantee an executive officer a performance bonus or modify the calculation of the performance bonus. It may do this as an inducement for a new executive to enter into employment with Cott, or in circumstances in which it is difficult to set meaningful performance targets for a particular executive officer.

Additionally, the Compensation Committee reserves the right to pay discretionary bonuses to named executive officers, and did so in two cases in 2010. The Chief Executive Officer recommended, and the Compensation Committee approved, recognition bonuses in connection with the acquisition of Cliffstar in the amount of $20,000 each to our Chief Financial Officer and to our Vice President, General Counsel and Secretary. While the Compensation Committee may exercise such discretion in appropriate circumstances, no executive officer has a guaranteed right to a discretionary bonus as a substitute for a performance-based bonus in the event that performance targets are not met.

Company Performance Targets

Performance bonus eligibility in 2010 was determined based in part on achieving corporate targets and in part on achieving individual targets. In 2010, 70% of a named executive officer’s performance bonus was calculated based on Cott achieving a specified level of earnings before interest, taxes, depreciation and amortization (“EBITDA”), 15% of his or her performance bonus was based on Cott achieving a specified level of operating free cash flow and 15% of his or her performance bonus was based on Cott achieving a specified level of revenue. Operating free cash flow is earnings before interest and taxes, plus depreciation/amortization, plus/minus changes in working capital, and minus capital expenditures. These three metrics closely correspond with operating results, and the Compensation Committee therefore viewed them as appropriate performance targets for measuring the achievement by our executives of Cott’s business goals. Once the corporate performance targets were achieved, the individual performance of the executive was considered, and if expectations for his or her role had been met, the executive was paid a bonus in full. A bonus could have been withheld in whole or in part, at the discretion of the Compensation Committee, if the executive did not meet expectations for his or her role. No bonus or portion of a bonus was withheld in 2010.

The business unit in which an individual is employed determines the bonus pool from which he or she may receive a performance bonus payment, and the targets for each bonus pool vary depending on our business goals for the year. There were six company-wide major bonus pools designated at the start of 2010: United States, Canada, United Kingdom, Mexico, RCI and Corporate. All of our current named executive officers, other than our President of the U.S. business unit, participated in the Corporate bonus pool in 2010. Our President of the U.S. business unit participated in the U.S. bonus pool.

Performance bonuses in 2010 had a “threshold” level, a base “target” level and an “outperform” level. Performance reaching the “threshold” level made the executive eligible to receive a bonus. Performance reaching the “target” level made the executive eligible to receive his or her target bonus. Performance exceeding the “target” level makes the executive eligible to receive a bonus greater than the “target” level, up to an “outperform” level. Management recommends the performance criteria targets at the beginning of each year to the Compensation Committee, which reviews and, if acceptable, approves them. For 2010, the Compensation Committee reserved the right to grant our named executive officers performance bonuses of up to a maximum level of two times the target bonus amount based on achievement of goals substantially in excess of the targets.

The performance targets for employees in 2010 were based on various metrics, depending on the particular bonus pool applicable to each employee. In the Corporate and the U.S. bonus pools, the target bonus awards for 2010 for our named executive officers varied between 50% and 90% of annual base salary. Management recommended, and the Compensation Committee approved, the EBITDA, operating free cash flow and revenue targets for the named executive officers.

The Compensation Committee believes that setting an achievable goal is important in motivating our employees appropriately and in constructing a pay package that allows us to compete successfully for talented employees in the market. The following chart sets forth the “threshold,” “target” and “outperform” performance targets established by the Compensation Committee in February 2010 for the Corporate and U.S. bonus pools and actual results achieved for such bonus pools. The maximum bonus payout for 2010 was two times the target bonus amount, which would have been reached if Cott achieved the below referenced “outperform” goals.

2010 Performance Bonus Program

Targets applicable to named executive officers (in millions of U.S. dollars)

	Corporate Pool (enterprise-level)			U.S. Business Unit Pool (operating unit level)
	EBITDA ($)	Operating Free Cash Flow ($)	Revenue ($)	EBITDA ($)	Operating Free Cash Flow ($)	Revenue ($)
“Threshold”	138.0	142.6	1,546.0	124.8	98.4	950.5
“Target”	168.0	175.1	1,587.7	144.0	120.8	978.0
“Outperform”	197.0	203.4	1,688.0	164.1	140.3	1,037.8
Actual	168.6	183.5	1,571.2	136.8	121.1	954.5

The actual results for the Corporate bonus pool resulted in a weighted-average bonus payout multiplier of 1.01 times target for the named executive officers, other than with respect to our President of the U.S. business unit. Actual results for the U.S. bonus pool resulted in a weighted-average bonus payout multiplier of 0.80 times target for the President of the U.S. business unit.

For 2011, the Compensation Committee has approved a “threshold” target level, a base “target” level, and an “outperform” level based on corporate performance using the same metrics as utilized in 2010. Once the achievement against the performance targets is evaluated and confirmed in early 2012, the Compensation Committee will determine the actual bonus payment to each named executive officer based upon the results of Cott’s annual individual performance review process. In the Corporate and the U.S. bonus pool, the 2011 target bonus awards for our named executive officers will vary between 50% and 100% of annual base salary.

In 2010, we achieved company operating results consistent with the targets set by the Compensation Committee. In addition, the Compensation Committee determined that our executive officers achieved their individual 2010 performance targets and earned performance bonuses with respect to 2010. For 2011, we have reviewed our business strategy, current macroeconomic conditions and our expectations for Cott’s results. Based on those expectations, the Compensation Committee and management believe that they have set targets that are attainable by Cott and the individual executives.

Individual Performance Targets

During 2010, we used individual performance targets for named executive officers in two ways. First, the Compensation Committee had the discretion to reduce or modify a performance bonus based on an executive officer’s achievement of individual performance targets. No such reductions or modifications were made by the Compensation Committee with respect to 2010 bonuses. Second, salary adjustment decisions with respect to an executive officer are made at the end of the year based primarily upon achievement of individual performance targets, as discussed above under the heading “Compensation Components – Base Salary.” The targets set for 2010 varied by business unit and the executive’s function within Cott. The individual targets for the Chief Executive Officer were approved by the Compensation Committee, and the individual targets for the other named executive officers were approved by the Chief Executive Officer. The targets were set to reflect the executive’s role in ongoing and planned business initiatives and were designed to closely correlate with operating results. In setting specific target levels, a variety of factors were considered, including our areas of focus for the year, our relationships with customers and suppliers, and general economic conditions. A description of the targets applicable to our named executive officers is set out below:

Individual 2010 performance targets approved by the Compensation Committee for our Chief Executive Officer included:

•	Develop strategic and operational initiatives for long-term growth of Cott,

•	Achieve specific financial and operational targets, and

•	Pay down a significant amount of outstanding debt on Cott’s asset-based lending facility.

Individual 2010 performance targets for our Chief Financial Officer included:

•	Pay down a significant amount of outstanding debt on Cott’s asset-based lending facility,

•	Implement strategic and operational initiatives for long-term growth of Cott, and

•	Continue to improve internal control over financial reporting, including implementing a new SAP software platform to assist Cott in the management of its business.

Individual 2010 performance targets for our Chief Procurement Officer included:

•	Secure commodities at prices consistent with the 2010 annual operating plan,

•	Optimally manage commodity costs by developing a plan for 2011 and 2012, and

•	Ensure successful, on budget, implementation of indirect procurement projects to assist Cott in the management of its business.

Individual 2010 performance targets for our President of the U.S. Business Unit included:

•	Deliver volume targets for certain products and for certain key customers, and

•	Continue to improve the optimal function of the senior management team of the U.S. business unit.

Individual 2010 performance targets for our Vice President, General Counsel and Secretary included:

•	Develop and oversee legal support function for implementation of strategic and operational initiatives for long-term growth of Cott, and

•	Develop and oversee process for negotiating and entering into contracts with professional advisors.

The individual performance targets are set in order to accomplish two objectives. First, the targets represent management’s and the Compensation Committee’s goals for Cott’s performance over time, based on market factors, customer relationships, commodity costs and other operational considerations that we weigh in preparing internal forecasts. Second, they provide executives with meaningful objectives, directly related to their job function, that motivate the executive to positively contribute to our success.

Measuring Achievement; Payment of Performance Bonuses

Based on audited results for the fiscal year, management presents a recommendation to the Compensation Committee for performance bonus payments for named executive officers based on results achieved as compared to the corporate and individual targets established for that fiscal year. The Compensation Committee has the discretion to award the amount corresponding to that level of achievement, or to increase or decrease the award payable if it believes such action would be in the best interest of Cott and our shareowners.

As discussed above, for 2010, performance criteria for the bonus pools were based 70% on EBITDA, 15% on operating free cash flow, and 15% on revenue. In February 2011, management presented to the Compensation Committee 2010 year-end results for each of the business units corresponding to the bonus pools, and the Compensation Committee approved bonus payments for all of the pools. Each of our bonus-eligible named executive officers, other than our President of the U.S. business unit, participated in the Corporate bonus pool, and was entitled to a performance bonus for 2010 equal to 1.01 times target. These named executive officers decided to cap the amount of their bonuses at 1 times target, so that such amounts would be available for bonuses to other staff members. Our President of the U.S. business unit, who participated in the U.S. bonus pool, was paid a performance bonus for 2010 equal to 0.80 times the target amount. The Compensation Committee determined that each named executive met his or her individual performance targets and received the full amount of their respective bonuses.

Long-Term Incentive Plans

In 2010, our senior level employees were eligible to participate in our 2010 Equity Incentive Plan, PSU Plan and SAR Plan and to receive stock options under our Option Plan (collectively, the “Incentive Plans”). Effective as of December 27, 2008, the Compensation Committee approved an amendment to our Restated EISPP with the effect of freezing participation in the plan. Each of Cott’s Incentive Plans, as well as the Restated EISPP, was approved by our shareowners when required. There is no set formula for the granting of awards to individual executives or employees under the different Incentive Plans. Generally, we use a methodology to determine award size based on benchmarking against our peer group and the industry in general, among other factors. The Incentive Plans generally require us to either purchase Cott shares on the open market to fund awards or issue shares that would be dilutive to our shareowners. The Compensation Committee and management have determined that the goals of the compensation program can be accomplished without creating significant dilution or utilizing cash for share purchases.

During 2009, the Compensation Committee determined that the goals of our compensation program with respect to long-term compensation would be better served by a different plan than Cott currently had in place. It therefore engaged the services of Longnecker and Cook to provide guidance on a new long-term incentive plan that would provide Cott the flexibility to design compensatory awards responsive to Cott’s needs and more effectively align our directors’ and executives’ interests with those of our long-term shareowners. As a result of the market assessment and long-term incentive plan analysis, Cott adopted, and its shareowners approved, the 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan provides the Compensation Committee and management the flexibility to design compensatory awards responsive to Cott’s needs. Awards under the 2010 Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments. Subsequent to the adoption of the 2010 Equity Incentive Plan, the Compensation Committee determined that certain of Cott’s long-term incentive plans were no longer needed and terminated the Restated EISPP, the PSU Plan, and the SAR Plan effective February 23, 2011. The board terminated the Option Plan effective as of the same date. The long-term equity incentive plans are described in more detail under the heading “Equity Compensation Plan Information” on page 46 of this proxy circular.

In 2010, our executives received performance-based restricted share units and time-based restricted share units under the 2010 Equity Incentive Plan. Because no long-term equity awards were granted to our named executive officers in 2008 and 2009, and to reward our named executive officers for contributing to Cott’s improved operating results, the Compensation Committee granted equity awards to each named executive officer with a grant date value equal to three times a percentage of such named executive officer’s base salary. Of this total, performance-based restricted share units represented 50% of the long-term incentive compensation received by our named executive officers other than our Chief Executive Officer, with the remaining 50% comprised of time-based restricted share units. Performance-based restricted share units represented 75% of the long-term incentive compensation received by our Chief Executive Officer, with the remaining 25% comprised of time-based restricted share units.

The time-based restricted share units vest at the end of 2012, and the performance-based restricted share units vest based on the achievement of a specific level of cumulative pre-tax income during the three-year period ending at the end of 2012. The Compensation Committee selected a three-year performance period based upon input received from Cook regarding the time period utilized with respect to similar awards made by similarly-situated public companies, as well as the Compensation Committee’s belief that a three-year measurement period reinforces the link between incentives and long-term Company performance. The Compensation Committee believes that this combination of performance-based and time-based restricted share units incentivizes our named executive officers, aligns the interests of such named executive officers with those of our shareowners, and encourages executive retention. For grants in future years, the Compensation Committee intends to increase the performance-based portion of equity awards by a further 25% each year to further align the interest of our named executive officers with that of our shareowners.

Retirement Benefits

In 2010, as part of our cost-reduction efforts, we continued to limit executive benefits to those specifically granted pursuant to employment agreements (as discussed in the narrative following the Summary Compensation Table and below). Our named executive officers are eligible to participate in our 401(k) Plan, which is open to all salaried and non-union hourly employees. Employees are eligible to join this plan the first day of the month following 90 days of employment. Employees can contribute up to 30% of their eligible earnings. During 2010, we matched up to 3% of employee contributions, subject to caps based on limits set by applicable law.

Perquisites and Other Personal Benefits

In order to attract and retain executive talent, we provide our executive officers with limited perquisites and other personal benefits that are not otherwise available to all of our employees, including an annual executive physical examination and a car allowance to certain named executive officers. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers to ensure that they are appropriately limited and effectively facilitate job performance. Perquisites and personal benefits are taken into account as part of the total compensation to executive officers.

Perquisites and other personal benefits for our named executive officers are set forth in the Summary Compensation Table, under the heading “All Other Compensation” and related footnotes on page 33 of this proxy circular.

Chief Executive Officer Compensation

Effective February 18, 2009, we entered into an employment letter agreement with Jerry Fowden to serve as our Chief Executive Officer. The agreement has an indefinite term and provides for an annual base salary of $575,000 and a car allowance of $16,000. Mr. Fowden is eligible to participate in our performance bonus plan with an annual target bonus equal to 80% of his base salary, and he has the opportunity to earn a bonus of up to 160% of his base salary for achievement of goals in excess of the target goals, as approved by the Compensation Committee and the board of directors.

Mr. Fowden is eligible to participate in all of our long-term incentive plans made available from time to time to our senior executives at the discretion of the Compensation Committee. Under the terms of his employment agreement, Mr. Fowden received a grant of options on February 18, 2009 to purchase 250,000 common shares of Cott pursuant to the terms of the Option Plan. He received an additional grant of options to purchase 250,000 common shares of Cott on February 18, 2010 and was to receive an additional grant to purchase 250,000 common shares of Cott on February 18, 2011. On August 9, 2010, Cott entered into a Common Share Option Cancellation and Forfeiture Agreement (the “Option Cancellation Agreement”) to cancel the option granted to Mr. Fowden on February 18, 2010. The cancellation was effective as of September 22, 2010. Additionally, Mr. Fowden agreed to forfeit his right under his employment agreement to the 2011 grant. The option granted to Mr. Fowden on February 18, 2009 that vested in 2010 was unaffected by the Option Cancellation Agreement and remains outstanding. Cott entered into this arrangement with Mr. Fowden in order to transition him to the 2010 Equity Incentive Plan and align his long-term incentive compensation with that of other executive officers. The grants to Mr. Fowden under the 2010 Equity Incentive Plan are set forth in the Grants of Plan-Based Awards Table on page 36 of this proxy circular.

Mr. Fowden participates in the Severance Plan (as defined below) pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of one year following termination, regardless of the cause of the termination.

Severance Arrangements

We have arrangements with our executive officers to provide for payment and other benefits if an executive’s employment is terminated under certain circumstances. We have entered into such arrangements in order to discourage executives from voluntarily terminating their employment with us in order to accept other employment opportunities, and to provide assurances to our executives that they will be compensated if terminated by us without cause. The specific arrangements for each officer may differ, depending on the terms of the officer’s employment agreement or whether such officer participates in one of our severance plans.

Severance and Legacy Retention Plans

In February 2009, we implemented the Cott Corporation Severance and Non-Competition Plan (the “Severance Plan”). The Severance Plan offers participants a more modest package of benefits upon a qualified termination of employment than was available under the prior plan discussed below. Mr. Fowden participates in the Severance Plan effective February 18, 2009. Subject to certain exceptions, the Severance Plan defines his entitlements upon a qualified termination of employment and replaces all previous termination and severance entitlements to which he may have been entitled. The Severance Plan and Mr. Fowden’s entitlements under such plan are described in more detail under the heading “Potential Payments Upon Termination or Change of Control—Severance Plan” on page 40 of this proxy circular. Michael Gibbons, President of our U.S. business unit, is the only other named executive officer who participates in the Severance Plan as of January 1, 2011.

Prior to February 18, 2009, Mr. Fowden participated in the Retention, Severance and Non-Competition Plan (the “Legacy Retention Plan”). The Legacy Retention Plan supersedes applicable provisions of each executive’s employment agreement and provides for severance payments to the executive upon a termination of his employment under certain circumstances. William Reis is the only named executive officer that participates in the Legacy Retention Plan as of January 1, 2011. The Legacy Retention Plan, and the participants’ entitlements under such plan, are described in more detail under the heading “Potential Payments Upon Termination or Change of Control—Legacy Retention Plan” on page 42 of this proxy circular.

Other Severance Payments

Neal Cravens and Marni Poe do not participate in a severance plan. These officers’ entitlements under a qualified termination of employment are governed by their respective employment letter agreements. The terms of Mr. Cravens’s and Ms. Poe’s arrangements are described in more detail under the heading “Potential Payments to Other Named Executive Officers upon Termination” on page 44 of this proxy circular.

Treatment of Equity Awards upon Termination

Our Restated EISPP, PSU Plan and 2010 Equity Incentive Plan (see “Equity Compensation Plan Information” on page 46 of this proxy circular) contain provisions triggered by a change of control of Cott, thus providing assurances to our executives and employees that their equity investment in Cott will not be lost in the event of the sale, liquidation, dissolution or other change of control of Cott. By structuring our long-term incentive plans to tie some equity compensation to continued employment with us, we hope to provide an incentive to our employees to remain with us and not leave us to accept employment elsewhere. Our SAR Plan and Option Plan also have provisions that are triggered by a change of control, but because all awards under the Option Plan were vested as of January 1, 2011, and because there were no outstanding awards under the SAR Plan as of that date, a change of control would not affect awards under those plans.

A more detailed discussion of payments in connection with a termination or change of control is set forth under “Potential Payments Upon Termination or Change of Control” on page 38 of this proxy circular.

Share Ownership Guidelines

On March 15, 2010, the board of directors adopted minimum share ownership requirements for the Chief Executive Officer, Chief Financial Officer, all other executive officers, and direct reports to the Chief Executive Officer. Under these requirements, the Chief Executive Officer must own common shares having a minimum aggregate value equal to four times his annual base salary. The Chief Financial Officer must own common shares having a minimum aggregate value equal to two times his annual base salary. Other executive officers and direct reports to the Chief Executive Officer must own common shares having a minimum aggregate value equal to one and a half times his or her annual base salary. The Corporate Governance Committee of the board of directors or the board of directors may, from time to time, reevaluate and revise these guidelines to give effect to changes in Cott’s common share price, capitalization, or changes in the base salary or the title of the above mentioned persons.

The value of shares owned by each of the above persons as calculated under the guidelines, and compliance with the share ownership requirements, is measured on December 31st of each year by Cott’s Vice President, General Counsel and Secretary. Individuals subject to the guidelines are not required to attain the minimum ownership level by a particular deadline. However, until the guideline amount is achieved, such persons are required to retain an amount equal to 100% of net shares received as equity compensation. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted stock, restricted stock units, performance shares, or performance share units. Shares purchased on the open market may be sold in compliance with Cott’s policies and applicable securities laws. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such persons. These requirements are designed to ensure that the economic interests of senior management correlate with the value of our stock and are thus closely aligned with the interests of Cott’s shareowners.

Insider Trading Restrictions and Policy Against Hedging

Our insider trading policy prohibits directors, officers, employees and consultants of Cott and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information.

Trades by directors, executive officers and certain other employees are prohibited during certain prescribed blackout periods and are required to be pre-cleared by our Vice President, General Counsel and Secretary. This policy also prohibits directors, officers, employees and consultants of Cott from engaging in “short sales” with respect to our securities, trading in put or call options, or engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to our securities.

Risk Management Considerations

The Compensation Committee believes that Cott’s performance-based cash bonus and long-term incentive plans create incentives for our executives and other employees to create long-term shareowner value. Several elements of the program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:

•

The base salary portion of compensation is designed to provide a steady income regardless of Cott’s performance so that executives do not feel pressured to focus on achievement of certain performance goals at the expense of other aspects of Cott’s business.

•

The performance goals used to determine the amount of an executive’s bonus are measures that the Compensation Committee believes drive long-term shareowner value. These measures are EBITDA, operating free cash flow, and revenue. The Compensation Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk-taking to achieve short-term results. In addition, an executive’s overall bonus is not expected to exceed two times the target amount, no matter how much Cott’s financial performance exceeds the ranges established at the beginning of the year.

•

The measures used to determine whether performance-based restricted share units vest are based on performance over a three-year period. The Compensation Committee believes that the three-year measurement period reinforces the link between incentives and long-term Company performance.

•	Named executive officers are required to hold a certain amount of Cott shares.

•	We have implemented accounting policies and internal controls over the measurement and calculation of performance goals.

The Compensation Committee has reviewed Cott’s compensation policies and practices for its employees and determined that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on Cott.

Tax and Accounting Implications

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee considers the accounting cost associated with the grants. Under FASB ASC Topic 718, “Share-based Payments,” grants of equity-classified awards result in compensation expense for Cott. The Compensation Committee considers the accounting and tax treatment accorded to equity awards and takes steps to ensure that any issues are addressed by management, however, such treatment has not been a significant factor in establishing Cott’s compensation programs or in the decisions of the Compensation Committee concerning the amount or type of equity award.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code, as amended (the “Code”), which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer and certain other highly compensated officers who were employed at year-end. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard, and the Compensation Committee has broad discretion to do so. In 2010, no named executive officers received non-performance based compensation in excess of the Section 162(m) tax deduction limit.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option/ SAR Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
Jerry Fowden	2010		625,313	—		3,083,438	1,290,000	(5)	561,703	229,128	(6)	5,789,582	(7)
Chief Executive Officer (PEO)(4)	2009		549,936	—		—	118,750	(8)	770,735	32,324		1,471,745
	2008		361,865	447,110	(9)	400,000	—		—	119,404		1,328,379	(10)

Neal Cravens	2010		300,000	20,000	(11)	984,375	—		225,000	20,732	(12)	1,550,107
Chief Financial Officer (PFO)	2009	(13)	94,423	—		—	192,331	(14)	128,100	4,243		419,097

Marni Morgan Poe	2010	(13)	230,833	20,000	(11)	616,875	—		117,500	23,922	(15)	1,009,130
Vice President, Secretary and General Counsel

William Reis	2010		320,000	—		1,050,001	—		240,000	32,093	(16)	1,642,094
Senior Vice President, Global Procurement and Chief Procurement Officer	2009		324,000	—		—	—		409,920	37,374		771,294
	2008		313,750	—		320,000	—		—	63,960		697,710

Michael Gibbons,	2010	(13)	275,000	—		902,344	—		164,691	33,959	(17)	1,375,994
President- U.S. Business Unit

(1)	Stock awards in 2010 are time-based and performance-based restricted stock units granted under the 2010 Equity Incentive Plan. The amounts reported in this column for 2010 reflect the aggregate grant date fair values for time-based and performance-based restricted stock units computed in accordance with FASB ASC Topic 718 (“ASC 718”), excluding the effect of estimated forfeitures. The assumptions used for the valuations are set forth in Note 7 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2011. The grant date fair values of awards granted in 2010 subject to performance conditions is as follows: Mr. Fowden: $2,134,688; Mr. Cravens: $421,875; Ms. Poe: $264,375; Mr. Reis: $450,000; and Mr. Gibbons: $386,719. If the highest level of performance were to be achieved for these awards, the grant date fair values of awards subject to performance conditions would be as follows: Mr. Fowden: $3,557,813; Mr. Cravens: $703,125; Ms. Poe: $440,625; Mr. Reis: $750,000; and Mr. Gibbons: $644,531.

Stock awards in 2008 are PSUs granted under the PSU Plan. The value of these stock awards reflects the grant date fair value, as computed in accordance with ASC 718. See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 27, 2008 regarding assumptions underlying valuation of these awards.

(2)	The values of option and SAR awards reflect the grant date fair values, as computed in accordance with ASC 718. The assumptions used for the valuations are set forth in Note 6 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 2, 2010 and Note 7 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 1, 2011.

(3)	The amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Cott’s annual performance bonus plan.

(4)	Mr. Fowden was appointed Chief Executive Officer on February 19, 2009. He was serving as President, International and Interim President, North America on December 27, 2008, and was a named executive officer for 2008 in that capacity.

(5)	This amount represents an option grant to Mr. Fowden to purchase 250,000 common shares of Cott on February 18, 2010. On August 9, 2010, Cott and Mr. Fowden entered into a Common Share Option Cancellation and Forfeiture Agreement to cancel this award in order to transition him to the 2010 Equity Incentive Plan.

(6)	Includes car allowance of $16,000, relocation expenses of $192,125, health and dental premiums of $9,707, phone allowance of $2,430, retirement plan contribution of $7,350, and $1,516 of income imputed for term life insurance and disability premiums.

(7)	Includes the grant date fair value of $1,290,000 for an option granted to Mr. Fowden to purchase 250,000 common shares of Cott on February 18, 2010. This option was cancelled on August 9, 2010 pursuant to a Common Share Option Cancellation and Forfeiture Agreement entered into between Mr. Fowden and Cott.

(8)	Mr. Fowden was awarded an option to purchase 250,000 common shares of Cott in connection with the commencement of his employment as Chief Executive Officer. The option vested over a period of one year following the grant date in four equal amounts on a quarterly basis.

(9)	Includes a $400,000 inducement sign-on bonus and a $47,110 discretionary bonus.

(10)	In 2008, Mr. Fowden was compensated partially in U.S. dollars and partially in pounds sterling. The 2008 amounts included in the Summary Compensation Table for Mr. Fowden that were paid in pounds sterling have been translated from pounds sterling to U.S. dollars at a rate of $1.8552, which is the average pounds sterling to U.S. dollar conversion rate for 2008 listed on OANDA.com.

(11)	Represents a discretionary bonus awarded in connection with the acquisition of Cliffstar and its affiliated entities.

(12)	Includes health and dental premiums of $9,943, phone allowance of $2,025, retirement plan contribution of $7,350, and $1,414 of income imputed for term life insurance and disability premiums.

(13)	Certain named executive officers did not serve a full year because they became an executive officer of Cott during the fiscal year.

(14)	Mr. Cravens was awarded 100,000 SARs as an inducement award under the terms of his employment letter agreement. On August 10, 2010, Cott entered into a Stock Appreciation Right Cancellation Agreement with Mr. Cravens, pursuant to which Cott and Mr. Cravens agreed to cancel this award. Such cancellation was effective as of September 2, 2010, prior to the vesting of any amounts under the award.

(15)	Includes health and dental premiums of $657, phone allowance of $1,964, retirement plan contribution of $7,350, $951 of income imputed for term life insurance and disability premiums, and a payment in lieu of a car allowance of $13,000.

(16)	Includes car allowance of $13,500, health and dental premiums of $7,742, phone allowance of $2,025, retirement plan contribution of $7,350, and $1,476 of income imputed for term life insurance and disability premiums.

(17)	Includes car allowance of $13,500, health, dental and disability premiums of $9,943, phone allowance of $1,905, retirement plan contribution of $7,350, and $1,261 of income imputed for term life insurance premiums.

Each of our named executive officers has a written employment agreement or offer letter setting forth the material terms of his or her employment. Under these employment agreements or offer letters, these executives receive annual base salaries at rates not less than the amounts reported in the Summary Compensation Table for 2010, which may be adjusted from time to time. Each of these agreements provides for:

•	eligibility to earn bonuses based upon the achievement of agreed-upon criteria established from time to time by the Compensation Committee, and

•	customary allowances and limited perquisites.

Each of the named executive officers employed by Cott as of the end of 2010 participates in both short-term and long-term incentive programs provided by us. The level of participation is determined by the Compensation Committee and varies by named executive officer. Each of our named executive officers is bound by restrictive covenants that generally limit their ability to compete with us in any countries in which we conduct business. They have also agreed to non-solicitation and nondisparagement covenants. These limitations continue during the term of employment and for a period of time following termination (regardless of the cause of the termination).

Potential severance payments in the event of termination or change of control of Cott for each named executive officer, as applicable, are described more particularly below under the heading “Potential Payments Upon Termination or Change of Control” on page 38 of this proxy circular.

Chief Executive Officer Employment Agreements

The employment arrangements of Jerry Fowden are described more particularly under the heading “Chief Executive Officer Compensation” on page 29 of this proxy circular.

Jerry Fowden Prior Employment Agreement

On February 29, 2008, we entered into an offer letter agreement with Jerry Fowden, effective as of June 19, 2008, to join us as President, International. The agreement had an indefinite term and provided for an annual base salary of $400,000 and car allowance of $16,000. Mr. Fowden was eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 100% of his base salary, as approved by the Compensation Committee. Mr. Fowden was also eligible to participate in all benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans.

As an inducement to enter into employment with us, we paid Mr. Fowden a cash sign-on bonus of $400,000 (less applicable statutory withholdings and deductions). Mr. Fowden also received a grant under the PSU Plan with a value of $400,000, subject to the vesting and other provisions of the PSU Plan. The award vested at the end of 2010 based on Cott’s achievement of adjusted operating income exceeding zero for 2008, 2009 and 2010. In addition, Mr. Fowden received relocation assistance to Tampa, Florida.

On February 18, 2009, we entered into an offer letter agreement with Jerry Fowden to become our Chief Executive Officer that replaced the terms and conditions set forth in his 2008 offer letter. The terms of the February 18, 2009 offer letter are described more particularly under the heading “Chief Executive Officer Compensation” on page 29 of this proxy circular.

Named Executive Officer Employment Agreements

Neal Cravens Employment Agreement

On August 19, 2009, we entered into an offer letter agreement with Neal Cravens to join us as Chief Financial Officer. The agreement has an indefinite term and provides for an annual base salary of $300,000. Mr. Cravens is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 75% of his base salary.

Mr. Cravens is eligible to participate in any of Cott’s long-term incentive plans at the discretion of the Compensation Committee, as well as benefit plans made available to our employees and senior executives. As an inducement to enter into employment with us, Mr. Cravens received an award of 100,000 SARs pursuant to the terms of SAR Plan. On August 10, 2010 we entered into a Stock Appreciation Right Cancellation Agreement with Mr. Cravens, pursuant to which the award was cancelled effective September 2, 2010, prior to the vesting of any amounts under the award.

Mr. Cravens is subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of nine months following termination, regardless of the cause of the termination.

William Reis Employment Agreement

On January 29, 2007, we entered into an offer letter agreement with William Reis to join us as Chief Procurement Officer. The agreement has an indefinite term and provides for an annual base salary of $290,000 and a car allowance of $13,500. Mr. Reis is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 75% of his base salary.

Mr. Reis is eligible to participate in our benefit plans made available to our employees and senior executives at the discretion of the Compensation Committee. Mr. Reis also received PSU awards equal to 15,652 PSUs valued at $210,519 and 6,699 PSUs valued at $100,016. As an inducement to enter into employment with us, Mr. Reis received a cash award of $200,000, less applicable withholdings. In addition, under the terms of his offer letter agreement, Mr. Reis received relocation assistance to Tampa, Florida.

Mr. Reis participates in our Legacy Retention Plan pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of eighteen months following termination, regardless of the cause of the termination.

Marni Poe Employment Agreement

On January 14, 2010, we entered into an offer letter agreement with Marni Poe to serve as our Vice President, General Counsel. The agreement has an indefinite term and provides for an annual base salary of $235,000. Ms. Poe is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 50% of her base salary, as well as benefit plans made available to our employees and senior executives.

Ms. Poe is subject to a restrictive covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of six months following termination, regardless of the cause of the termination.

Michael Gibbons Employment Agreement

On March 6, 2009, we entered into an offer letter agreement with Michael Gibbons to serve as Senior Vice President and General Manager of our U.S. business unit. The agreement has an indefinite term and provides for an annual base salary of $250,000 and car allowance of $13,500. Mr. Gibbons is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 75% of his base salary, as well as benefit plans made available to our employees and senior executives. In addition, Mr. Gibbons was entitled to relocation assistance to Tampa, Florida.

Mr. Gibbons participates in our Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of one year following termination, regardless of the cause of the termination.

Grants of Plan-Based Awards in Fiscal 2010

The following table sets forth information with respect to options granted under the Restated Cott Corporation 1986 Common Share Option Plan, as amended, performance-based restricted share units and time-based restricted share units granted under the 2010 Equity Incentive Plan during the year ended January 1, 2011 to each of our named executive officers.

Name	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units Awards(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jerry Fowden	—	—	280,852	561,703	1,123,406	—	—	—	—	—		—	—
	8/6/2010	7/9/2010		—	—	396,000	495,000	618,750	—	—		—	2,134,688
	8/6/2010	7/9/2010		—	—	—	—	—	165,000	—		—	948,750
	2/18/2010	2/17/2009		—	—	—	—	—	—	250,000	(5)	7.66	1,290,000
Neal Cravens	—	—	112,500	225,000	450,000	—	—	—	—	—		—	—
	8/6/2010	7/9/2010		—	—	78,261	97,826	122,283	—	—		—	421,875
	8/6/2010	7/9/2010		—	—	—	—	—	97,826	—		—	562,500
Marni Poe	—	—	58,750	117,500	235,000	—	—	—	—	—		—	—
	8/6/2010	7/9/2010		—	—	49,043	61,304	76,630	—	—		—	264,375
	8/6/2010	7/9/2010		—	—	—	—	—	61,304	—		—	352,500
William Reis	—	—	120,000	240,000	480,000	—	—	—	—	—		—	—
	8/6/2010	7/9/2010		—	—	83,478	104,348	130,435	—	—		—	450,000
	8/6/2010	7/9/2010		—	—	—	—	—	104,348	—		—	600,000
Michael Gibbons	—	—	103,125	206,250	412,500	—	—	—	—	—		—	—
	8/6/2010	7/9/2010		—	—	71,739	89,674	112,093	—	—		—	386,719
	8/6/2010	7/9/2010		—	—	—	—	—	89,674	—		—	515,625

(1)	The amounts in these columns show the range of possible cash payouts under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2010. If performance is below threshold then no amounts will be paid. For additional information related to the annual cash incentive awards including performance goals, measures and weighting, see the “Compensation Discussion and Analysis” section of this proxy circular.

(2)	The amounts in these columns represent performance-based restricted share unit awards. The performance-based restricted share unit awards vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2010 and ending on the last day of our 2012 fiscal year. The amounts included in the “Threshold” column reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 80% of the “target” pre-tax income level. The amounts included in the “Target” column reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 100% of the “target” pre-tax income level. The amounts included in the “Maximum” column reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 125% of the “target” pre-tax income level.

(3)	The amounts in this column represent grants of time-based restricted share units. Time-based restricted share units granted in 2010 vest on the last day of our 2012 fiscal year.

(4)	The “Grant Date Fair Value of Stock Awards” column shows the full grant date fair values of the performance- and time-based restricted share units and options granted in fiscal 2010. The grant date fair values of the awards are determined under ASC 718 and represent the amounts we would expense in our financial statements over the vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions. The assumptions used for determining values are set forth in Note 7 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2011. The amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the named executive officers.

(5)	This amount represents an option grant to Mr. Fowden to purchase 250,000 common shares of Cott on February 18, 2010. On August 9, 2010, Cott and Mr. Fowden entered into a Common Share Option Cancellation and Forfeiture Agreement to cancel this award in order to transition him to the 2010 Equity Incentive Plan.

Outstanding Equity Awards at 2010 Fiscal Year End

The following table sets forth information with respect to equity awards outstanding at January 1, 2011 for each of our named executive officers.

OPTION AWARDS								STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jerry Fowden	250,000	(2)	—	0.97	2/17/2019	161,043	(3)	1,450,997
	—		—	—	—	495,000	(4)	4,459,950
	—		—	—	—	165,000	(5)	1,486,650
Neal Cravens	—		—	—	—	97,826	(4)	881,412
	—		—	—	—	97,826	(5)	881,412
Marni Poe	—		—	—	—	61,304	(4)	552,349
	—		—	—	—	61,304	(5)	552,349
William Reis	—		—	—	—	51,040	(6)	459,870
	—		—	—	—	104,348	(4)	940,175
	—		—	—	—	104,348	(5)	940,175
Michael Gibbons	5,000		—	37.53	8/23/2011	89,674	(4)	807,963
	7,500		—	28.98	7/20/2012	89,674	(5)	807,963

(1)	The market value shown has been calculated based on the closing price of our common shares on the NYSE as of December 31, 2010 ($9.01).

(2)	The award vested in four equal quarterly installments during the one-year period beginning on February 18, 2009. This award was fully vested on February 18, 2010.

(3)	This award represents performance share units granted under the PSU Plan, which vested on February 23, 2011 due to the achievement of adjusted operating income exceeding zero for fiscal 2010.

(4)	This amount represents performance-based restricted share units. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2010 and ending on the last day of our 2012 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during the period beginning on January 1, 2010 and ending on the last day of our 2012 fiscal year. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 100% of the “target” pre-tax income level.

(5)	This amount represents time-based restricted share units. The time-based restricted share units vest on the last day of our 2012 fiscal year, assuming continued employment through such date.

(6)	This amount represents the number of common shares under the Restated EISPP that vested on February 23, 2011 as a company match upon the achievement of cumulative EBIT growth of 10% per annum over the three-year performance cycle ending at the end of fiscal 2010.

Option Exercises and Stock Vested In Fiscal 2010

The following table sets forth information with respect to stock awards vesting during 2010 for each of our named executive officers. No named executive officer exercised stock options during the fiscal year ended January 1, 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jerry Fowden	—	—
Neal Cravens	—	—
Marni Poe	—	—
William Reis	73,890	504,183
Michael Gibbons	36,252	247,365

Potential Payments Upon Termination or Change of Control

Vesting under PSU Plan, Restated EISPP and 2010 Equity Incentive Plan

We had a number of equity plans in place during 2010. With the adoption of the 2010 Equity Incentive Plan after shareowner approval was obtained in May 2010, in early 2011 the Compensation Committee determined to terminate the PSU Plan, the SAR Plan, and the Restated EISPP and the board of directors determined to terminate the Option Plan. Notwithstanding the termination of those plans, awards issued to participants will continue to vest, become exercisable, terminate and be forfeited in accordance with the terms of the applicable plan. Each of the plans was in effect at the end of fiscal 2010.

The Legacy Retention Plan and the Severance Plan provide that vesting upon a change of control is governed by the terms of the equity plans. To the extent that the equity plans do not provide for accelerated vesting for awards to a participant in the Legacy Retention Plan that is terminated in connection with a Change of Control, the terms of the Legacy Retention Plan provide that such equity awards would accelerate and vest.

PSU Plan

The PSU Plan enabled our board of directors to make a determination to accelerate the vesting of some or all of the unvested PSUs held by all of or any of the participants under the PSU Plan on a Change of Control irrespective of whether termination has occurred. For purposes of the PSU Plan, a “Change of Control” means: (i) a consolidation, merger or amalgamation of Cott with or into any other corporation whereby the voting shareowners of Cott immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation; (ii) a sale by Cott of all or substantially all of its undertakings and assets; or (iii) a proposal by or with respect to Cott being made in connection with a liquidation, dissolution or winding-up of Cott. The board of directors did not make a determination to accelerate vesting under the PSU Plan in 2010.

Had the Compensation Committee made a determination to accelerate vesting during 2010 and if a Change of Control had occurred on January 1, 2011, the last business day of fiscal 2010, Mr. Fowden, the only named executive officer with outstanding awards under the PSU Plan as of January 1, 2011, would have been entitled to payments for accelerated vesting under the PSU Plan as follows:

PSU Plan	Accelerated Vesting ($)
Jerry Fowden	1,450,997

These amounts are included in the applicable “Accelerated Vesting” column in the tables on the following pages.

Restated EISPP

Under the Restated EISPP, allocated shares would have become fully vested upon a Change of Control. The Restated EISPP defines “Change of Control” identically to the PSU Plan, and provides that upon a Change of Control, the Compensation Committee has the discretion to determine whether the matching shares vest and are contributed to the participant’s account. If a Change of Control had occurred on January 1, 2011, Mr. Reis, the only named executive officer with allocated shares under the Restated EISPP as of January 1, 2011, would have been entitled to a payment for accelerated vesting under the Restated EISPP as follows:

Restated EISPP	Accelerated Vesting ($)
William Reis	459,870

This amount is included in the applicable “Accelerated Vesting” column in the tables on the following pages.

2010 Equity Incentive Plan

Under the 2010 Equity Incentive Plan, in the event of a Change of Control, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Change of Control. If such awards are not continued, assumed or replaced by the surviving or successor entity then (i) outstanding options and stock appreciation rights issued to a participant that are not yet fully exercisable will immediately become exercisable in full and will remain exercisable in accordance with their terms, (ii) all unvested restricted shares, restricted share units, performance shares and performance units will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable award. Additionally, the Compensation Committee may terminate some or all of such outstanding awards, in whole or in part, as of the effective time of the Change of Control in exchange for payments to the holders as provided in the 2010 Equity Incentive Plan.

The 2010 Equity Incentive Plan defines “Change of Control” identically to the PSU Plan, except that the following also constitutes a “Change of Control” for purposes of the 2010 Equity Incentive Plan: the date upon which individuals who, on the effective date of the 2010 Equity Incentive Plan constitute the board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the board, provided that any person becoming a director subsequent to the effective date of the 2010 Equity Incentive Plan whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board shall be deemed to be an Incumbent Director.

If a Change of Control had occurred on January 1, 2011 and the surviving or successor entity did not replace awards outstanding as of such date and the Compensation Committee had not elected to terminate some or all of such outstanding awards in exchange for payments to the holders as provided in the 2010 Equity Incentive Plan, the named executive officers would have been entitled to a payment for accelerated vesting under the 2010 Equity Incentive Plan as follows:

2010 Equity Incentive Plan	Accelerated Vesting ($)
Jerry Fowden	3,795,000
Neal Cravens	1,125,000
Marni Poe	705,000
William Reis	1,200,000
Michael Gibbons	1,031,250

These amounts are included in the applicable “Accelerated Vesting” column in the tables on the following pages.

Severance Plan

In February 2009, we commenced the Severance Plan. As of January 1, 2011, Mr. Fowden and Mr. Gibbons are the only executive officers who participate in such plan. The triggering events for any severance payments under the Severance Plan are designed to discourage executive officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the executive officers that they will be compensated if terminated by us without cause. Subject to certain exceptions described below, the Severance Plan defines Mr. Fowden’s entitlements upon a qualified termination of employment and replaces all previous termination and severance entitlements to which he may have been entitled. These arrangements are described for Mr. Fowden below.

The Compensation Committee determines which employees participate in the Severance Plan. Each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees–1 times; Level 2 Employees–0.75 times; Level 3 Employees–0.50 times. Mr. Fowden is a Level 1 employee. Mr. Gibbons is a Level 2 employee.

The Severance Plan defines “Cause” to mean:

(i)	the willful failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to the policies of Cott after written notice by Cott of the failure to do so, and such failure remaining uncorrected following an opportunity for the participant to correct the failure within ten (10) days of the receipt of such notice;

(ii)	theft, fraud, dishonesty or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business or affairs of Cott, or in the carrying out of his duties, including, without limitation, any breach by the participant of the representations, warranties and covenants contained in the participant’s employment agreement or restrictive covenants set out in the Severance Plan;

(iii)	the participant’s conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft or violence;

(iv)	the participant’s breach of a fiduciary duty owed to Cott; or

(v)	the participant’s refusal to follow the lawful written reasonable and good faith direction of the board of directors.

The Severance Plan defines “Good Reason” to include any of the following:

(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii)	a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all participants serving in substantially the same capacity as participant;

(iii)	relocation of the participant’s principal place of employment to a location that is more than 50 miles away from his principal place of employment on the date upon which he became a participant, unless such relocation is effected at the request of the participant or with his approval;

(iv)	a material breach by Cott of any provisions of the Severance Plan, or any employment agreement to which the participant and Cott are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Cott to correct such failure within ten (10) days of the receipt of such notice; or

(v)	the failure of Cott to obtain the assumption in writing of its obligation to perform the Severance Plan by any successor to all or substantially all of the business or assets of Cott within fifteen (15) days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he will receive a cash payment of an amount equal to the participant’s total annual base salary and average bonus (based on the actual bonus paid for the previous two years) for the year in which the termination takes place multiplied by his severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary and vacation through the date of termination, less applicable withholdings. In addition, the terminated participant would receive accelerated vesting of rights under our equity incentive plans and would continue to receive benefits under our benefit plans for the number of years equal to the severance multiple, where we may do so legally and in accordance with the applicable benefit plans in effect from time to time.

Level 1 Employees receive gross-up payments in the event excise tax is imposed. Payments to Level 2 or 3 Employees who would otherwise be subject to excise tax are reduced to an amount that will result in no portion of the payments being subject to the excise tax. The 280G excise tax and gross-up is an estimated amount assuming an effective individual income tax rate of 40%. This amount is determined on the basis that the amount subject to excise tax would not be decreased by amounts attributable to reasonable compensation for services before the change of control.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Severance Plan.

Participants in the Severance Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. Participants agree to execute a general release of claims against us in return for payments under the Severance Plan, and, other than with respect to Mr. Fowden, the Severance Plan supersedes applicable provisions of each participant’s prior employment agreement.

Payments to Jerry Fowden and Michael Gibbons under the Severance Plan

Mr. Gibbons and, subject to certain exceptions Mr. Fowden, participate in the Severance Plan. Under the Severance Plan, if their employment is terminated by Cott without Cause or by the executive for Good Reason, each executive would receive a cash payment equal to the sum of his annual base salary and bonus (based generally on his average bonus for the previous two years) times a severance multiple. Mr. Fowden’s employment agreement provides that in the event of such a termination during 2009 or 2010, the payment would be calculated based on his target bonus rather than average bonus. In addition, Mr. Fowden would receive a pro rata bonus for the year of termination based on the actual bonus he would have received had he been employed through the end of the year. Mr. Fowden’s severance multiple is 1.0, except that under the terms of his employment letter agreement if a termination occurs in connection with a change of control, his severance multiple would be 1.5. A change of control is defined in his employment letter agreement as a takeover, consolidation, merger, amalgamation, sale of all or substantially all assets or a similar transaction involving Cott. Mr. Gibbons’s severance multiple is 0.75.

Assuming they had been terminated on January 1, 2011 by Cott without Cause or by the executive for Good Reason, Messrs. Fowden and Gibbons would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up ($)	Total ($)
Jerry Fowden	632,500	569,250	9,422	2,878,961	4,090,133
Michael Gibbons	206,250	154,688	9,679	—	370,617

Assuming his employment had been terminated in connection with a Change of Control on January 1, 2011, Mr. Fowden would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up ($)(1)	Accelerated Vesting ($)(2)	Total ($)
Jerry Fowden	948,750	853,875	14,133	2,878,961	5,245,997	9,941,716

(1)	Mr. Fowden is a Level 1 Employee and would have received the 280G gross-up.

(2)	Represents fair market value of unvested awards under the PSU Plan and under the 2010 Equity Incentive Plan as of January 1, 2011.

Legacy Retention Plan

Mr. Reis is the only named executive officer serving at the end of fiscal 2010 who is a participant in the Legacy Retention Plan. The Legacy Retention Plan supersedes applicable provisions of an executive’s employment agreement and provides for severance payments to the executive upon a termination of his employment. The triggering events for any severance payments under the Legacy Retention Plan were designed to discourage officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the officers that they will be compensated if terminated by us without cause.

The Legacy Retention Plan provides for different payment calculations depending on whether the termination occurs in connection with a Change of Control of Cott. For purposes of the Legacy Retention Plan, a Change of Control means:

A.	a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of Part XX of such Act pursuant to sub-sections 93(1)(b) or (c) thereof, is completed in respect of more than twenty percent (20%) of Cott’s common shares and the majority of the members who were members of our board of directors prior to completion of such take-over bid are replaced within 60 days following completion of such take-over bid; or

B.

any of the following occur: (A) any consolidation, merger or amalgamation of Cott with or into any other corporation whereby our voting shareowners immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation; (B) a sale by us of all or substantially all of our undertakings or assets; (C) a proposal by or with respect to Cott being made in connection with our liquidation, dissolution or winding up; (D) any reorganization, reverse stock split or recapitalization of Cott that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

Under the Legacy Retention Plan, each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees-2 times; Level 2 Employees-1.5 times; Level 3 Employees-1 time. Mr. Reis is a Level 2 employee.

The Legacy Retention Plan contemplates a window (the “Change of Control Window”) that begins 90 days prior to the Change of Control or the first public announcement thereof and continues past the Change of Control for a length of one year multiplied by each participant’s severance multiple.

The Legacy Retention Plan defines “Cause” in the same way as the Severance Plan described on page 40.

The Legacy Retention Plan defines “Good Reason” to include any of the following:

(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii)	in the case of a participant who is identified in his award letter as a Level 1 Employee and who reports to the Chief Executive Officer as of the date on which he becomes a participant under this Plan, a change in the reporting structure of the participant such that he no longer reports to the Chief Executive Officer (or their equivalent) or any successor thereto following a Change of Control, including a successor to all or substantially all of the business, assets or undertakings of Cott;

(iii)	a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary;

(iv)	relocation of the participant’s principal place of employment to a location that is more than 50 miles away from his principal place of employment on the date upon which he became a participant, unless such relocation is effected at the request of the participant or with his approval;

(v)	a material breach by Cott of any provisions of the Legacy Retention Plan, or any employment agreement to which the participant and Cott are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Cott to correct such failure within 10 days of the receipt of such notice; or

(vi)	the failure of Cott to obtain the assumption in writing of its obligation to perform the Legacy Retention Plan by any successor to all or substantially all of the business or assets of Cott within 15 days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he will receive a cash payment of an amount equal to the participant’s total annual base salary, car allowance and target bonus multiplied by his severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary, vacation and a pro rata bonus at target for the year in which the termination took place, less applicable withholdings. In addition, the terminated participant would continue to receive benefits under our benefit plans for the number of years equal to his severance multiple, where we may do so legally and in accordance with the applicable benefit plans in effect from time to time. If the participant’s employment is terminated during the Change of Control Window, he would also receive accelerated vesting of rights under our equity incentive plans.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason at a time that falls outside the Change of Control Window, he shall receive a cash payment of an amount equal to the participant’s total annual base salary, car allowance and target bonus multiplied by the participant’s severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary and vacation and a pro rata bonus at target for the year in which the termination took place, less applicable withholdings. In addition, the terminated participant would continue to receive benefits under our benefit plans for the number of years equal to his severance multiple.

Level 1 Employees receive gross-up payments in the event excise tax is imposed. Payments to Level 2 or 3 Employees who would otherwise be subject to excise tax are reduced to an amount that will result in no portion of the payments being subject to the excise tax. The 280G excise tax and gross-up is an estimated amount assuming an effective individual income tax rate of 40%. This amount is determined on the basis that the amount subject to excise tax would not be decreased by amounts attributable to reasonable compensation for services before the change of control.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Legacy Retention Plan.

Payments to William Reis under the Legacy Retention Plan

Assuming his employment had been terminated by Cott without Cause or by him for Good Reason on January 1, 2011, and inside a Change of Control Window, Mr. Reis would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Cut-back ($)(1)	Accelerated Vesting ($)(2)	Total ($)
William Reis	500,250	360,000	14,133	326,683	1,659,870	2,860,936

(1)	As a Level 2 Employee, Mr. Reis may receive a 280G cut-back.

(2)	Represents fair market value of awards under the Restated EISPP and the 2010 Equity Incentive Plan as of January 1, 2011.

Assuming his employment had been terminated by Cott without Cause or by him for Good Reason on January 1, 2011, and outside a Change of Control Window, Mr. Reis would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Cut-back ($)	Total ($)
William Reis	500,250	360,000	14,133	326,683	1,201,066

The payments to Mr. Reis would be made by us as a lump sum after the date of termination of employment or, if a six-month delay is required to comply with Code Section 409A (for our named executive officers who are U.S. residents), on the first business day of the seventh month following the month in which termination occurs. The payments would be made within 30 days of an individual termination, 60 days of a group termination, and 120 days of a termination in connection with a Change of Control.

Participants in the Legacy Retention Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. The Legacy Retention Plan supersedes applicable provisions of each participant’s prior employment agreement, and participants agree to execute a general release of claims against Cott in return for payments under the Legacy Retention Plan.

Potential Payments to Other Named Executive Officers upon Termination

Mr. Cravens and Ms. Poe do not participate in either the Severance Plan or the Legacy Retention Plan.

Effective September 8, 2009, we entered into an employment letter agreement with Neal Cravens to serve as our Chief Financial Officer. Under the terms of the employment letter agreement, in the event that Mr. Cravens’s employment is terminated by Cott without Cause or by Mr. Cravens for Good Reason (each as defined therein), Mr. Cravens would be entitled to receive a cash payment in an amount equal to nine months of his then-current annual base salary, less all applicable withholding taxes, payable over a nine-month period beginning 30 days after the date of termination.

Effective January 14, 2010, we entered into an employment letter agreement with Marni Poe to serve as our Vice President, General Counsel. Under the terms of the employment letter agreement, in the event that Ms. Poe’s employment is terminated by Cott without Cause or by Ms. Poe for Good Reason (each as defined therein), Ms. Poe would be entitled to receive a cash payment in an amount equal to six months of her then-current annual base salary, less all applicable withholding taxes, payable within 30 days of such termination, except in the case of an involuntary termination that is a part of a group termination program, in which case the payment would be made within 60 days.

Termination by Cott for Cause; Resignation by the Executive Officer other than for Good Reason

We are not obligated to make any cash payment or benefit to any of our executive officers if the executive officer’s employment is terminated by us for Cause or if the executive officer resigns for other than Good Reason (each as defined in applicable severance arrangements), other than the payment of unpaid salary and accrued and unused vacation pay.

Termination because of Death or Disability

Upon an executive officer’s death or disability, we pay accrued salary and a prorated target bonus to the executive officer or the executive officer’s estate. A pro rata portion of PSUs granted to an executive officer under the PSU Plan vests and is paid over the remainder of the performance period. Upon an executive officer’s death, a pro rata portion of any restricted shares, restricted share units, performance shares or performance units granted to such executive officer under the 2010 Equity Incentive Plan vest and are paid, in the case of performance shares or units, upon certification by the Compensation Committee of the achievement of the results for the applicable performance period, and in the case of restricted shares or restricted share units, following the executive officer’s death. We provide executive-level life, short-term disability, and long-term care benefits to our executive officers that are not also available to our employees generally. Amounts in respect of such benefits are disclosed in the Summary Compensation Table on page 33 of this proxy circular.

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee of Cott’s board of directors (collectively, the “Compensation Committee”) has submitted the following report for inclusion in this proxy circular:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy circular with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy circular and in Cott’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 for filing with the SEC and with all applicable Canadian securities authorities.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

GEORGE A. BURNETT, CHAIR

BETTY JANE HESS

MARIO PILOZZI

ANDREW PROZES

EQUITY COMPENSATION PLAN INFORMATION

We had a number of equity plans in place during 2010. With the adoption of the 2010 Equity Incentive Plan after shareowner approval was obtained in May 2010, in early 2011 the Compensation Committee determined to terminate the PSU Plan, the SAR Plan, and the Restated EISPP and the board of directors determined to terminate the Option Plan. Notwithstanding the termination of those plans, awards issued to participants will continue to vest, become exercisable, terminate and be forfeited in accordance with the terms of the applicable plan. Each of the plans was in effect at the end of fiscal 2010.

Set out below is information about the 2010 Equity Incentive Plan, the Option Plan, the Restated EISPP, the PSU Plan and the SAR Plan. These plans generally require us to either purchase Cott shares on the open market to fund awards or issue shares that would be dilutive to our shareowners. As of January 1, 2011, the only equity compensation plans under which we issue our common shares rather than purchase them on the open market are the Option Plan and the 2010 Equity Incentive Plan.

Plan Category	Number of Common Shares to be Issued upon Exercise of Outstanding Options and Rights (a)		Weighted-average Exercise Price of Outstanding Options and Rights (b)		Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareowners
2010 Equity Incentive Plan(1)	—	(2)		—	876,386	(3)
Equity compensation plans not approved by shareowners
Restated Cott Corporation 1986 Common Share Option Plan, as amended(4)	704,000		CDN$	16.67	3,310,252

(1)	The 2010 Equity Incentive Plan was approved by shareowners on May 4, 2010.

(2)	Does not include shares issuable pursuant to (i) 1,396,807 time-based restricted share units granted under the 2010 Equity Incentive Plan which vest at the end of the 2012 fiscal year, and (ii) 1,726,807 performance-based restricted share units granted under the 2010 Equity incentive Plan, which represents the target number of shares that vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2010 and ending on the last day of the 2012 fiscal year.

(3)	If any of the 3,123,614 shares to be issued pursuant to restricted share units do not vest, they will return to the pool of shares available for issuance under the 2010 Equity Incentive Plan.

(4)	As the Option Plan was adopted prior to our initial public offering, it was not approved by shareowners. Subsequent amendments to the plan that required shareowner approval have been approved by shareowners.

2010 Equity Incentive Plan

The 2010 Equity Incentive Plan is administered by the Compensation Committee or any other board committee as may be designated by the board from time to time. The 2010 Equity Incentive Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to Cott’s needs. Subject to the terms of the 2010 Equity Incentive Plan and applicable statutory and regulatory requirements, the Compensation Committee has the discretion to determine the persons to whom awards will be granted under the plan, the nature and extent of such awards, the times when awards will be granted, the duration of each award, and the restrictions and other conditions to which payment or vesting of awards may be subject.

Awards under the 2010 Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments. Full-time, part-time or contract employees of Cott and its subsidiaries and non-employee directors of Cott may be selected by the Compensation Committee to receive awards under the 2010 Equity Incentive Plan.

The 2010 Equity Incentive Plan provides that up to 4,000,000 shares may be issued under the plan. Common shares issued under the 2010 Equity Incentive Plan may be newly-issued shares, shares held in Treasury or shares that have been reacquired by Cott. No participant may receive awards during any one calendar year representing more than 2,000,000 common shares. In addition, the maximum amount that may become vested under any cash-denominated award during any one calendar year is five million dollars ($5,000,000). These limits are subject to adjustments by the Compensation Committee as provided in the 2010 Equity Incentive Plan for share splits, share dividends, recapitalizations and other similar transactions or events. In addition, the number of common shares issuable to insiders of Cott (as defined in Part I of the Toronto Stock Exchange Company Manual) at any time, and the number of shares issued to insiders of Cott within any one year period, under the 2010 Equity Incentive Plan or when combined with all of Cott’s other security based compensation arrangements (as described in the Toronto Stock Exchange Company Manual), may not exceed 10% of Cott’s issued and outstanding common shares, respectively. In addition, neither the board nor the Compensation Committee may, without further shareowner approval, grant to non-employee directors an amount equal to or greater than the lesser of (i) 1% of Cott’s issued and outstanding common shares; and (ii) an annual equity award of $100,000 per non-employee director. The aforementioned restriction may not be amended without further shareowner approval.

On August 6, 2010, Cott granted 1,693,370 performance-based restricted share units and 1,363,370 time-based restricted share units. On November 5, 2010, the Compensation Committee granted 33,437 performance-based restricted share units and 33,437 time-based restricted share units to certain Cott employees who were employed with Cliffstar prior to Cott’s acquisition of Cliffstar. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2010 and ending on the last day of our 2012 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during the period beginning on January 1, 2010 and ending on the last day of our 2012 fiscal year. The time-based restricted share units vest on the last day of our 2012 fiscal year, assuming the participant’s continued employment on that date.

Restated 1986 Common Share Option Plan

Subsequent to the adoption of the 2010 Equity Incentive Plan, the board determined that the Option Plan was no longer needed and terminated the Option Plan, effective February 23, 2011. Outstanding options will continue in accordance with the terms of the Option Plan plans until exercised, forfeited or terminated, as applicable. Future awards are expected to be governed by the terms of our 2010 Equity Incentive Plan. The following description is provided because the Option Plan was in effect during 2010 and awards remain outstanding under it notwithstanding its termination.

Prior to its termination, the Option Plan was administered by the Compensation Committee. Subject to certain limitations, the Compensation Committee had discretion to determine eligibility for participation in the Option Plan, the number of common shares for which options were granted, the date of grant of option awards and the vesting period for each option. The exercise price of options was the fair market value of our common stock based on the closing price on the Toronto Stock Exchange the day before the grant. Historically, stock option awards were a regular part of executive compensation. In recent years, however, we moved away from granting options to executives as long-term incentives. As a result, some longer-tenured employees hold options because they received them before the Compensation Committee determined to use other forms of long-term compensation. Upon ceasing to serve as an employee or director of Cott, options are generally forfeited if not exercised within 60 days. During 2009, the Compensation Committee approved the stock option grants to Jerry Fowden described under the heading “Chief Executive Officer Compensation” on page 29 of this proxy circular as an inducement to Mr. Fowden to serve as our Chief Executive Officer.

After one grant of an option to purchase 250,000 common shares vested, we and Mr. Fowden agreed to cancel an option to purchase 250,000 common shares awarded on February 18, 2010 and he agreed to forfeit his right to receive future grants under the Option Plan. Cott entered into this arrangement with the Chief Executive Officer in order to transition him to the 2010 Equity Incentive Plan.

Options held by our non-employee directors vest immediately and are reflected in footnote 3 to the table under the heading “Compensation of Directors” on page 14 of this proxy circular.

Restated EISPP

Subsequent to the adoption of the 2010 Equity Incentive Plan, the Compensation Committee determined that certain of Cott’s long-term incentive plans were no longer needed and terminated the Restated EISPP, effective February 23, 2011. The following description is provided because the Restated EISPP was in effect during 2010 and awards remained outstanding as of January 1, 2011 notwithstanding its termination. As of March 18, 2011, there were no outstanding unvested awards under the Restated EISPP.

In 2007, we adopted the Restated EISPP, which provided our officers and senior management employees, as designated by the Compensation Committee, with two options for the form in which they could elect to receive any cash performance bonus award (or portion of any such award) granted to them as a result of achieving annual performance targets. Under the Restated EISPP, each eligible participant could elect to have all or a portion of any performance bonus to which he may become entitled for that fiscal year (i) paid directly to the participant in the form of cash following the end of that fiscal year, or (ii) contributed to an independent trust and held on the participant’s behalf in the form of common share units. The trust used the funds contributed in respect of a participant’s investment in common share units to purchase our common shares on the open market. The number of common share units allocated to each participant was determined by dividing the amount of the award to be invested in common share units by the average price per common share at which the common shares were purchased by the trust. Each common share unit entitled the participant to receive one common share upon a distribution in respect of the common share units.

Common share units became fully vested and non-forfeitable when credited to the participant’s account, but generally would not be distributed to the participant in the form of common shares until the last business day of the third fiscal year following the fiscal year in respect of which the common share units were earned.

Common share units allocated to a participant were distributed to the participant in the form of common shares prior to the scheduled distribution date if the participant died, retired, became permanently disabled or his employment was otherwise terminated, if there was a change of control, or if the participant had an unforeseeable emergency (as defined in the Restated EISPP).

The Restated EISPP also provided that Cott matched the common shares distributed to a participant in respect of his common share units with an equivalent number of additional common shares subject to the achievement of corporate performance goals established by the Compensation Committee and the participant having been continuously employed during a three-year cycle without withdrawing his common share units. The Compensation Committee was required to certify in writing at the end of the performance cycle as to whether the performance goals had been achieved. Unless otherwise determined by the Compensation Committee, failure to achieve the corporate performance goals over the three-year performance cycle resulted in a failure to earn any matching common shares under the Restated EISPP. In the event of a change of control or the termination of a participant’s employment (whether as a result of death, permanent disability, retirement or otherwise) prior to the completion of the performance cycle, the Compensation Committee had the discretion to contribute to a participant all, some, or no matching common shares. Only participants who elected to invest their award in common share units, remained continuously employed during the three-year performance cycle and had not previously withdrawn their common share units were eligible to receive the matching common shares from Cott.

The maximum number of common shares purchased under the Restated EISPP in any fiscal year was the maximum number of Cott common shares that could be purchased under the plan for the immediately preceding fiscal year plus 1.5% of the total number of Cott common shares outstanding as of the first day of such fiscal year. No shares could be issued from treasury in respect of common share units or matching common shares under the Restated EISPP but were instead purchased on the open market so the Restated EISPP was not dilutive to shareowners.

Participants first made deferral elections under the Restated EISPP in 2007, and bonuses paid in early 2008 were deferred into the plan. No deferrals were made in 2009, as no bonuses were paid with respect to 2008. Effective as of December 27, 2008, the Compensation Committee approved an amendment to the Restated EISPP with the effect of freezing participation in the plan. The Compensation Committee established a performance goal for the match shares of cumulative EBIT growth of 10% per annum over the three-year performance cycle ending at the end of fiscal 2010. These match shares vested in February 2011 upon the achievement of the performance goals.

Amended and Restated Performance Share Unit Plan

Subsequent to the adoption of the 2010 Equity Incentive Plan, the Compensation Committee determined that certain of Cott’s long-term incentive plans were no longer needed and terminated the PSU Plan, effective February 23, 2011. The following description is provided because the PSU Plan was in effect during 2010 and awards remained outstanding as of January 1, 2011 notwithstanding its termination. As of March 18, 2011, there were no outstanding unvested awards under the PSU Plan.

We implemented the PSU Plan as a means of providing certain officers and senior management with an incentive for exceeding performance targets. Awards of Performance Share Units (“PSUs”) under the PSU Plan were based on our corporate performance over a specified performance cycle and the market price of our common shares at the time of vesting. For each performance cycle, the Compensation Committee established three tiers of performance goals for Cott to achieve over the period: a minimum threshold level, a target level and a superior performance level. The Compensation Committee could use a number of performance goals, including our earnings before interest, taxes, depreciation and amortization; net earnings; share price performance; return on equity; return on invested capital; or other financial criteria and targets determined by the Compensation Committee. The Compensation Committee retained the discretion to vary the terms of PSU grants, including the length of the performance cycle. The Compensation Committee determined the employees who participated in the PSU Plan based on the employee’s position, the long-term contribution potential of the employee, and the prevailing market competitiveness of this type of long-term award within our peer group. The Compensation Committee established amounts, terms and conditions of each award granted under the PSU Plan.

Management would develop a proposal to grant PSUs to employees based on the criteria set forth above. This proposal was presented to the Compensation Committee for its review and approval. Once the PSU grant budget was approved, individual grants were calculated by measuring performance against the annual targets set at the start of every performance cycle.

A target number of PSUs for each participant was established by the Compensation Committee at the beginning of each one-, two-, and three-year performance cycle. Each PSU represented the right, upon vesting, to receive one Cott common share. The number of PSUs earned at the end of a performance cycle ranged from 0% to 150% of the targeted amount, depending on whether Cott achieved the pre-determined threshold, target or superior performance goals in that performance cycle. If performance over the performance cycle fell below the threshold level, no PSUs vested. Cott performance between the threshold and superior levels was weighted so that the final award varied with the achieved performance. Additionally, since the value of each PSU was tied to our share price, the value received at the end of the performance cycle fluctuated with the value of the shares.

Subject to the provisions of the PSU Plan, and except in the case of termination of employment or change of control of Cott, PSUs vested upon the completion of the performance cycle. Throughout the performance cycle, there were no dividends paid to participants on their PSUs, and holders did not have the right to vote the common shares represented by their PSUs. The plan gave us discretion to fully fund each grant at the target payout level by allowing the trust to purchase Cott shares at the time of the grant. We and the Compensation Committee believed that such action was beneficial to our shareowners as it fully covered any liability at the target payout level associated with an increase in the share price of Cott common shares. The common shares purchased by the trustee were registered in the name of the participant and delivered to the participant once vested, upon his request.

No shares were issued from treasury but were instead purchased on the open market so that the plan was not dilutive to shareowners. We account for PSUs in Canadian dollars but all references to PSU value in this proxy circular have been converted to U.S. dollars using the conversion rates for the year in which such PSUs were granted.

In 2008, the Compensation Committee approved management’s proposal to issue PSUs to named executive officers as a retention incentive. As discussed above, the number of PSUs earned at the end of a performance cycle depended on whether Cott achieved the pre-determined performance goals in the performance cycle. Therefore, no PSUs would vest unless Cott’s performance met or exceeded the threshold level. The Compensation Committee established a performance goal for these PSUs of adjusted operating income exceeding zero for 2008, 2009 and 2010. These awards vested in February 2011 upon the achievement of the performance goals.

While the Compensation Committee did not grant any PSUs to executive officers in 2009 or 2010, certain grants made in prior years vested in 2010 and resulted in the distribution of our common shares to participants. PSU vesting is described on page 38 of this proxy circular under the heading “Option Exercises and Stock Vested In Fiscal 2010.”

Amended and Restated Share Appreciation Rights Plan

Subsequent to the adoption of the 2010 Equity Incentive Plan, the Compensation Committee determined that certain of Cott’s long-term incentive plans were no longer needed and terminated the SAR Plan effective February 23, 2011. The following description is provided because the SAR Plan was in effect during 2010, although no unvested awards were outstanding as of January 1, 2011 or March 18, 2011.

We adopted the SAR Plan in 2007 as a means of providing additional incentives to our employees and directors to promote the growth and success of our business, and to attract and reward our personnel. Under the SAR Plan, share appreciation rights (“SARs”) could be granted to employees and directors of Cott or its subsidiaries by the Compensation Committee on the recommendation of management. These grants were based on the employee’s position, the long-term contribution potential of each role, and the prevailing market competitiveness of this type of long-term award within our peer group.

SARs typically vested on the third anniversary of the grant date. On vesting, each SAR represented the right to be paid the difference, if any, between the price of Cott’s common shares on the date of grant and their price on the SAR’s vesting date. Payments in respect of vested in-the-money SARs were made in the form of Cott common shares purchased on the open market by an independent trust with cash contributed by Cott. If Cott’s share price on the date of vesting was lower than on the date of grant, no payment was made in respect of those vested SARs. Prior to vesting, there were no dividends paid on the share appreciation rights, and holders did not have the right to vote the common shares represented by their SARs.

No shares were issued from treasury and the SAR Plan was not dilutive to Cott’s shareowners.

If the employment of a participant came to an end (other than in the case of a termination without cause) prior to the final vesting of the SARs granted to such participant, other than due to the death, normal retirement or permanent disability of the participant, his unvested SARs were forfeited. All unvested SARs would have vested in full in the event of (i) a consolidation, merger or amalgamation of Cott with any other corporation following which Cott’s voting shareowners held less than 50% of the voting shares of the surviving entity; (ii) a sale of all (or substantially all) of Cott’s undertakings and assets; or (iii) a proposal made in connection with Cott’s liquidation, dissolution, or winding-up. If a participant was terminated without cause, the Compensation Committee had discretion to determine what would happen to the SARs.

The Compensation Committee approved one SAR grant of 100,000 SARs in 2009 as an inducement award to Neal Cravens, our Chief Financial Officer. On August 10, 2010, Cott entered into a Stock Appreciation Right Cancellation Agreement with Mr. Cravens, pursuant to which Cott and Mr. Cravens agreed to cancel this award. Such cancellation was effective as of September 2, 2010.

DIRECTORS’ AND OFFICERS’ INSURANCE

We provide insurance for the benefit of our directors and officers against certain liabilities that may be incurred by them in their capacity as directors and officers, as specified in the policy. The current annual policy limit is $50,000,000. We are reimbursed for amounts paid to indemnify directors and officers, subject to a deductible of $750,000 for securities claims and a deductible of $500,000 for all other claims. The deductible is our responsibility. There is no applicable deductible if we are unable to indemnify. The annual premium, which is currently $624,634, is paid by us.

Under the terms of our by-laws and agreements with each of our directors, we indemnify our directors and officers against certain liabilities incurred by them in their capacity as directors and officers to the extent permitted by law.

CORPORATE GOVERNANCE

Board and Management Roles

The board of directors has explicitly assumed responsibility for the stewardship of Cott, including:

•	the adoption of a strategic planning process,

•	the identification of the principal risks for Cott and the implementation of appropriate risk management systems,

•	succession planning and monitoring of senior management,

•	ensuring that we have in place a communications policy to enable us to communicate effectively and in a timely manner with our shareowners, other stakeholders and the public generally, and

•	the integrity of our internal control and management information systems.

All decisions materially affecting Cott, our business and operations, including long-term strategic and operational planning, must be approved by the board prior to implementation. Each year, management prepares a statement of objectives, plans and performance standards. This statement is submitted to the board of directors for its review and approval prior to implementation.

To assist in discharging its responsibilities effectively, the board has established three committees: the Audit Committee, the Corporate Governance Committee and the Human Resources and Compensation Committee. The roles of the committees as part of our governance process are outlined below, and their charters may be viewed on our website at www.cott.com. Each committee has the authority to retain special legal, accounting or other advisors.

Allocation of Responsibility between the Board and Management

The board has adopted a written mandate, the text of which is set out in Appendix A. The business and affairs of Cott are managed by or under the supervision of the board in accordance with all applicable laws and regulatory requirements. The board is responsible for providing direction and oversight, approving our strategic direction and overseeing the performance of our business and management. Management is responsible for presenting strategic plans to the board for review and approval and for implementing our strategic direction. The board has approved a job description for the Chief Executive Officer, which specifically outlines the responsibilities of this position. One of these responsibilities is to prepare, on behalf of management, a written statement of management’s objectives, plans and standards of performance. This report is reviewed and approved annually by both the Compensation Committee and the entire board. Additionally, we have established a lead independent director role and position descriptions for the chairman of the board and for each committee chair.

Board Oversight of Risk

Pursuant to the written mandate, management is responsible for day-to-day risk management and is responsible for implementing the risk management strategy for Cott. Risk oversight is a responsibility of the full board that is administered by the Audit Committee pursuant to the Audit Committee Charter. The Audit Committee discusses with management our guidelines and policies with respect to risk assessment, risk management, and major strategic, financial and operational risk exposures such as fraud, environmental, competitive and regulatory risks, and the steps management has taken to monitor and control any exposure resulting from such risks.

At each regular meeting of the board, the Audit Committee reports to the board on the risks to Cott. Additionally, management from time to time reports to the board on the risks to Cott. Adjustments to the initiatives undertaken in connection with the risk assessment process may be made as a result of such reports. Over the course of the year, the Audit Committee further reviews with the board the risks facing Cott. We believe that the board oversight and involvement in risk assessment provides effective oversight of Cott’s enterprise risks.

Board’s Expectations of Management

The board expects management to pursue the following objectives:

•

produce timely, complete and accurate information on our operations and business and on any other specific matter that may, in management’s opinion, have material consequences for us, our shareowners and other stakeholders,

•

act on a timely basis and make appropriate decisions with regard to our operations, in accordance with all the relevant requirements and obligations and in compliance with our policies, with a view to increasing shareowner value,

•	apply a rigorous budget process and closely monitor our financial performance in terms of the annual budget approved by the board,

•	develop and implement a strategic plan in light of trends in the market, and

•	promote high ethical standards and practices in conducting our business.

Board Leadership

Our board is composed of 11 directors of which 10 are independent. Mr. David Gibbons is the Chairman of our board. Mr. Rosenfeld serves as our Lead Independent Director. The only nominee for director who is not independent is Mr. Fowden, our Chief Executive Officer. See “Certain Relationships and Related Transactions” on page 17 of this proxy circular for further discussion of the board’s determinations as to independence.

Cott has a separate Chairman of the Board and Chief Executive Officer. The board feels that separating the role of Chairman and Chief Executive Officer is in the best interests of shareowners at this time. This structure ensures a greater role for independent directors in the oversight of Cott and active participation by the independent directors in establishing priorities and procedures for the work of the board. The board believes that its leadership structure has not been affected by the board’s administration of the risk oversight function.

For each regular board meeting and most special meetings the Chairman establishes the agenda. Each member of the board may suggest items for the agenda and may also raise at any meeting subjects that are not on the agenda for that meeting.

The board believes that it is beneficial to designate a Lead Independent Director, and requires it whenever the Chairman is not independent. While David Gibbons was serving as Interim Chief Executive Officer, Mr. Rosenfeld became Lead Independent Director, an arrangement that the board wished to continue even after Mr. Gibbons ceased to serve as Interim Chief Executive Officer and became Chairman. The Lead Independent Director acts in a supportive capacity to the Chairman and acts as Chairman in the event the Chairman is unavailable.

The board conducts an annual evaluation to determine whether it and its committees are functioning effectively, which includes an evaluation of whether the current leadership structure continues to be optimal for Cott and its shareowners. The board conducted this evaluation for 2010 and determined not to make changes to the leadership structure.

Shareowner Communications

We seek to maintain a transparent and accessible exchange of information with all of our shareowners and other stakeholders with regard to our business and performance, subject to the requirements of all applicable laws and any other limitations of a legal or contractual nature. In addition to our timely and continuous disclosure obligations under applicable law, we regularly distribute information to our shareowners and the investment community through conferences, webcasts made available to the public and press releases. Shareowners and other interested parties are invited to communicate with one or more of our directors, including the Lead Independent Director or with our non-management directors as a group, by sending a letter to the attention of the directors, or any one of them, c/o the Vice President, General Counsel and Secretary of Cott, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634. The letter should indicate that you are a Cott shareowner or your other interest in Cott. Unless the letter is primarily commercial in nature or relates to an improper or irrelevant topic, the Secretary or her designee will:

•	forward it to the director or directors to whom it is addressed (or, if it is not directed toward a specific director, to our Chairman), or

•	attempt to have management respond directly, for example where a shareowner requests information about Cott or a share-related matter.

At each board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded to the directors, if any, and makes those communications available to the directors upon request.

Composition of the Board

Our articles of amalgamation permit a minimum of three and a maximum of 15 directors. The size of the board is currently set at 11 members, a number that the board considers to be adequate given our size and the nature of our shareowner constituency.

Board members are encouraged to attend each annual meeting of shareowners. All of our directors attended the 2010 annual meeting in person, except for David Gibbons, who attended the meeting telephonically.

Independence of the Board

The only nominee for director who is not independent is Mr. Fowden, our Chief Executive Officer. See “Certain Relationships and Related Transactions” on page 17 of this proxy circular for further discussion of the board’s determinations as to independence. Mr. Rosenfeld serves as our Lead Independent Director.

At all meetings of the board and committees of the board, any non-management board member may request that all members of management, including management directors, be excused so that any matter may be discussed without any representative of management being present. The non-management directors, all of whom are independent, meet independently of management as part of each regularly scheduled meeting of the board. In addition, directors who have a material interest in a transaction or agreement are required to disclose the interest to the board and to refrain from voting on the matter, and they do not participate in discussions relating to the transaction or agreement.

Each of the Compensation Committee, the Corporate Governance Committee and the Audit Committee is comprised entirely of independent directors. The board oversees the establishment and function of all committees, the appointment of committee members and their conduct. The board has considered the independence of each of its members for purposes of the rules of the NYSE and, where applicable, NI 58-101. See “Certain Relationships and Related Transactions” on page 17 of this proxy circular.

Board Committees

The board has the following standing committees: Corporate Governance Committee, Audit Committee and Compensation Committee. The charters of these committees are available on our website, www.cott.com. From time to time, the board may form additional committees in its discretion.

Corporate Governance Committee

Members: Eric Rosenfeld (Chair), David T. Gibbons, Stephen Halperin, Andrew Prozes, Mark Benadiba

The board has determined that each member of the Corporate Governance Committee is independent within the meaning of the rules of the NYSE and NI 58-101. The Corporate Governance Committee is responsible for developing and monitoring our approach to corporate governance issues in general. Specifically, the Corporate Governance Committee is responsible for:

•	developing and maintaining a set of corporate governance principles applicable to Cott and monitoring, on behalf of the board of directors, Cott’s approach to corporate governance issues,

•	reviewing periodically and recommending changes to the governing documents and the mandates of the board committees,

•	establishing and articulating qualifications and other selection criteria for the members of the board or any board committee,

•

advising the board of directors regarding the appropriate number of directors, and identifying and recommending the nomination of new members to the board and its committees from time to time and nominees for each annual meeting of shareowners (and as such functions as a nominating committee),

•	advising the board with respect to the board’s leadership structure and the positions held by the members of the board,

•

ensuring that management develops, implements and maintains appropriate orientation and education programs for directors and schedules periodic presentations for directors to ensure they are aware of major business trends and industry and corporate governance practices,

•	developing and recommending to the board of directors for approval an annual self-evaluation process of the board and its committees (including each member thereof) and management,

•	monitoring the quality of the relationship between management and the board and recommending any areas for improvement,

•	reporting on corporate governance as required by all applicable public disclosure requirements,

•	reviewing and assessing annually Cott’s Corporate Governance Guidelines,

•	reviewing and, as appropriate, modifying the Code of Business Conduct and Ethics, and pre-approving any request for a waiver of such Code,

•	reviewing all related party transactions, whether or not reportable pursuant to applicable securities laws and regulations,

•	reviewing on an at least an annual basis the way in which Cott’s corporate governance is being evaluated by relevant external organizations and publications,

•	being responsible for those matters assigned to it under Cott’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers,

•	reviewing and reassessing the adequacy of the Corporate Governance Committee’s charter annually and recommending any proposed changes to the board for approval, and

•

reviewing and assessing the Corporate Governance Committee’s own performance on an annual basis and reporting regularly to the board regarding the results of the Corporate Governance Committee’s activities.

In selecting candidates for the board, the Corporate Governance Committee applies a number of criteria, including:

•	each director should be an individual of the highest character and integrity,

•	each director should have sufficient experience to enable the director to make a meaningful contribution to the board and to Cott,

•	each director should have sufficient time available to devote to our affairs in order to carry out his or her responsibilities as a director,

•	each person who is nominated as an independent director should meet all of the criteria established for independence under applicable securities or stock exchange laws, rules or regulations,

•	whether the residency of the nominee will impact residency and qualification requirements under applicable legislation relating to the composition of the board and its committees, and

•	whether the person is being nominated, or is precluded from being nominated, to fulfill any contractual obligation we may have.

In addition to the factors considered above, the Corporate Governance Committee also considers how a nominee will contribute to the diversity of the board, which is measured by a number of factors, including professional background, education, race, gender, and residence (subject to any applicable law or regulation).

The Corporate Governance Committee considers suggestions as to nominees for directors from any source, including any shareowner. Shareowners wishing to suggest a candidate for a director should write to our Secretary no later than December 3, 2011 at our executive office and include:

•	a statement that the writer is a shareowner and is proposing a candidate for consideration by the Corporate Governance Committee,

•	the name and contact information for the candidate,

•	a statement of the candidate’s business and educational experience,

•	information regarding each of the factors listed above, other than those in respect of board size and composition, to enable the committee to evaluate the candidate,

•	a statement detailing the relationship between the candidate and us or any of our customers, suppliers or competitors,

•	detailed information about any relationship or understanding between the writer and the proposed candidate, and

•	a statement that the candidate is willing to be considered as a candidate and willing to serve as a director if nominated and elected.

The Corporate Governance Committee conducts assessments of the board and its committees at least annually. Directors are required to complete an evaluation of the performance of the board, its committees and directors, which are then reviewed by the Corporate Governance Committee, and conclusions and recommendations resulting therefrom are reported to the full board.

New directors are provided with material respecting Cott and attend information sessions and plant tours with management in order to familiarize themselves with the business. They also meet with company representatives to review the mandates and roles of the board and its committees, as well as applicable corporate policies. Directors regularly meet with management to discuss corporate developments and participate in plant tours from time to time. In addition, directors are provided with materials concerning matters to be discussed at an upcoming meeting prior to the meeting.

The Corporate Governance Committee may from time to time engage outside advisors to assist in identifying and evaluating potential nominees to the board.

The Corporate Governance Committee met four times in 2010.

Audit Committee

Members: Graham W. Savage (Chair), George Burnett, Gregory Monahan

The Audit Committee reports directly to the board. Each member has been determined by the board to be independent within the meaning of the rules of the NYSE and Rule 10A-3 of the Exchange Act.

The Audit Committee, on behalf of the board, oversees the integrity of our annual and interim consolidated financial statements, compliance with applicable legal and regulatory requirements, significant financial reporting issues, the internal audit function, the annual independent audit of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal auditors and independent auditor and is responsible for satisfying itself that we have implemented appropriate systems of internal controls. The Audit Committee reviews the terms of engagement and proposed overall scope of the annual audit with management and the independent auditor. See “Independent Registered Certified Public Accounting Firm—Audit Committee Report” on page 60 of this proxy circular.

The Audit Committee is also tasked with fulfilling the board’s oversight role with respect to risk management.

The Audit Committee operates pursuant to a written charter that was approved and adopted by the board on March 7, 2001 and most recently updated in February 2010, the text of which is set out in Appendix B. Each member of the Audit Committee is financially literate. Additionally, the board has determined that Mr. Savage qualifies as an “audit committee financial expert” as such term is defined in the rules of the SEC. The Audit Committee met five times in 2010.

Human Resources and Compensation Committee

Members: George A. Burnett (Chair), Betty Jane Hess, Mario Pilozzi, Andrew Prozes

The board has determined that each member of the Compensation Committee is independent within the meaning of the rules of the NYSE and NI 58-101. See “Certain Relationships and Related Transactions” on page 17 of this proxy circular. The Compensation Committee’s mandate includes:

•

recommending to the independent members of the board the annual compensation of the Chief Executive Officer, including base salary, incentive bonus structure, targets, pay-out levels, long-term incentive awards and perquisites,

•	establishing the annual compensation of our executive officers, other than the Chief Executive Officer,

•

periodically reviewing with the board and approving short-term and long-term incentive compensation programs and equity-based plans, including general plan administration such as determining eligibility, setting targets, and, in the event of a change of control, determining whether to accelerate vesting,

•	reviewing and recommending to the board the remuneration to be paid to members of the board, and

•	evaluating whether and to what extent Cott’s compensation policies or practices create incentives that affect risk taking.

The Compensation Committee also is responsible for reviewing and reporting annually to the board of directors on our organizational structure and ensuring that an appropriate succession plan for the Chief Executive Officer and our executive officers has been developed. The Compensation Committee met ten times in 2010.

In determining the amount of compensation for directors, the Compensation Committee reviews industry publications and trends provided by Frederic W. Cook & Co. (“Cook”) to determine the appropriate level of compensation. The Compensation Committee then reports its findings and makes recommendations to the board of directors for approval.

In 2010, the Compensation Committee continued to retain Cook as its sole independent compensation consultant. Cook only performs work for and reports directly to the Compensation Committee and attends Compensation Committee meetings as requested. Cook provided recommendations to the Compensation Committee on the competiveness and appropriateness of all elements of executive compensation, including the Chief Executive Officer’s compensation. Cook did not provide any additional services to the board or management.

For more information regarding the function of the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 19 of this proxy circular.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during 2010 an employee, or is or ever has been an officer, of Cott or its subsidiaries. No executive officer of Cott served as a director or a member of the Compensation Committee of another company, one of whose executive officers served as a member of Cott’s board of directors or Compensation Committee.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Approval of Appointment of Independent Registered Certified Public Accounting Firm

At the meeting you will be asked to approve the appointment of PricewaterhouseCoopers LLP, as our independent registered certified public accounting firm for the 2011 fiscal year. A majority of the votes cast must be in favor of this resolution in order for it to be approved. PricewaterhouseCoopers LLP will be appointed if a majority of the votes cast by those of you who are present in person or represented by proxy at the meeting are in favor of this action.

We recommend that you vote FOR the appointment of PricewaterhouseCoopers LLP.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

Principal Accounting Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services performed by PricewaterhouseCoopers LLP for us for 2010 and 2009 were as follows:

	Fees ($)
	2010	2009
Audit Fees (including out-of-pocket expenses)	2,830,000	2,429,250
Audit-Related Fees	470,221	152,000
Tax Fees	140,249	173,683
All Other Fees	2,400	37,400

Total	3,442,870	2,792,233

Audit Fees

Audit fees are those for services related to the audit of our annual financial statements for inclusion in our Annual Report on Form 10-K for the 2010 and 2009 fiscal years and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years.

Audit-Related Fees

Audit-related fees for the 2010 and 2009 fiscal years consisted primarily of audits of employee benefit plans, due diligence pertaining to business combinations, and other audit-related services.

Tax Fees

Tax fees in 2010 and 2009 consisted of tax compliance services and advice.

All Other Fees

All Other Fees for 2010 and 2009 consist of fees for products and services other than the services reported above.

Pre-Approval Policies and Procedures

In engaging Cott’s independent registered certified public accounting firm, the Audit Committee considers the following guidelines:

•

For audit services, the independent auditor is to provide the Audit Committee with an engagement letter for each fiscal year outlining the scope of the audit services proposed to be performed. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee. The independent auditor is to submit an audit services fee proposal for approval by the Audit Committee.

•

For non-audit services, management and the independent auditor will periodically submit to the Audit Committee for approval in advance a description of particular non-audit services. Management and the independent auditor will each confirm to the Audit Committee that each proposed non-audit service is permissible under applicable legal requirements. The Audit Committee must approve permissible non-audit services in order for us to engage the independent auditor for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this process.

•

If management proposes that the Audit Committee engage the independent auditor to provide a non-audit service that is not contemplated or approved by the Audit Committee pursuant to the process outlined above, management will submit the request to the Audit Committee. Our management and the independent auditor will each confirm to the Audit Committee that such non-audit service is permissible under all applicable legal requirements. Management will also provide an estimate of the cost of such non-audit service. The Audit Committee must approve the engagement for the non-audit service and the fees for such service prior to our engagement of the independent auditor for the purposes of providing such non-audit service.

Any amendment or modification to an approved permissible non-audit service must be approved by the Audit Committee or the chair of the Audit Committee prior to the engagement of the auditor to perform the service.

Our audit-related fees, tax fees, and all other fees in 2010 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

One or more representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Cott’s audited financial statements and Management’s Report on Internal Control over Financial Reporting.

The Audit Committee reviewed with the independent auditor its judgment as to the quality, not just the acceptability, of Cott’s accounting principles and such other matters as the Audit Committee and the auditor are required to discuss under generally accepted auditing standards, in particular those matters required to be discussed by Statement of Auditing Standards No. 61, “The Auditor’s Communication with those charged with Governance,” as amended by the Public Accounting Oversight Board in Rule 3200T. The Audit Committee also reviewed with management and PricewaterhouseCoopers LLP the critical accounting policies underlying Cott’s financial statements and how these policies were applied to the financial statements.

The Audit Committee received the written disclosures and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the auditor the auditor’s independence from Cott and management. Additionally, the Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in Cott’s Annual Report on Form 10-K for the year ended January 1, 2011 for filing with the United States Securities and Exchange Commission.

The Audit Committee has appointed PricewaterhouseCoopers LLP as Cott’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

GRAHAM SAVAGE, CHAIR

GREGORY MONAHAN

GEORGE BURNETT

March  2, 2011

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareowners with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy circular in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” beginning on page 19 of this proxy circular we seek to closely align the interests of our named executive officers with the interests of our shareowners. Our compensation programs are designed to reward executives based on the achievement of both individual and corporate performance targets, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In considering our executive compensation program for 2010, we believe our shareowners will find the following developments important:

•	In 2010, we awarded a combination of performance-based restricted share units and time-based restricted share units. Our named executive officers, other than our Chief Executive Officer, received awards comprised 50% of performance-based restricted share units and 50% of time-based restricted share units. Our Chief Executive Officer was awarded 75% performance-based restricted share units, with the remaining 25% comprised of time-based restricted share units. The performance-based restricted share units vest over a three-year period upon the achievement of a specific level of cumulative pre-tax income. By linking our long-term incentives to three-year financial results, we hope to more closely align our named executive officers’ incentives with the long-term interests of shareowners. The time-based restricted share units vest at the end of 2012. For grants in future years, the Compensation Committee intends to increase the performance-based portion of equity awards by a further 25% each year to further align the interest of our named executive officers with that of our shareowners.

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In light of ongoing cost concerns, the Compensation Committee determined not to make merit increases in base salaries for our named executive officers in 2010 and continued to limit the perquisites available to them to an annual executive physical examination and a car allowance for certain named executive officers. In 2010, the base salary for our Chief Executive Officer was increased to reflect a market adjustment.

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The board adopted a revised policy that prohibits our directors, named executive officers, and other key executive officers from engaging in any hedging or monetization transactions involving Cott securities.

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The board adopted a revised policy prohibiting employees and directors, including named executive officers, from engaging in any short-term, speculative transactions involving Cott securities, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options.

•	The board adopted share ownership guidelines that require our directors, named executive officers, and other key employees to hold a certain amount of Cott shares.

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The Compensation Committee continued to retain an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement.

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We continued to administer a strong risk management program, which includes our Compensation Committee’s oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

We believe our executive compensation program was instrumental in helping us achieve strong financial performance in fiscal 2010. Key highlights of our fiscal 2010 performance include the following:

•	We reported strong results in all four quarters and earned $55 million in net income.

•	We continued to generate solid cash flow, generating $178 million in cash from operations, an increase of 15% from 2009.

•	We consummated the acquisition of Cliffstar and began executing on our integration activities.

For these reasons, the board is asking shareowners to vote to support our pay practices.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy circular in accordance with the compensation disclosure rules of the SEC. Although the vote we are asking you to cast is advisory and non-binding, our board and the Compensation Committee value the views of our shareowners and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cott benefits from constructive dialogue with our shareowners, and while we will continue to reach out to our shareowners on these and other important issues, we also encourage our shareowners to contact us. Shareowners who wish to communicate with our board should refer to “Shareowner Communications” on page 53 in this proxy circular for additional information on how to do so.

The text of the resolution is as follows:

“Be it resolved as a resolution of the shareowners that the Company’s shareowners hereby approve, on an advisory basis, the compensation paid to Cott Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion.”

The board unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy circular. Because the vote on executive compensation is advisory, there is technically no minimum vote requirement for that proposal. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting. Unless a proxy specifies that the shares it represents should abstain from voting or vote against the resolution set out above, the persons named in the enclosed proxy intend to vote in favor of the resolution.

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that shareowners must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this proposal, shareowners may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Shareowners also may, if they wish, abstain from casting a vote on this proposal.

Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow shareowners to better judge our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis above, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our shareowners’ interests. Accordingly, we grant awards with multi-year performance and service periods to encourage our named executive officers to focus on long-term performance, and recommend a triennial vote, which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance.

A triennial vote will provide us with the time to thoughtfully respond to shareowners’ sentiments and implement any necessary changes. We carefully monitor our compensation program to maintain the consistency and credibility of the program, which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide the Compensation Committee sufficient time to thoughtfully consider shareowners’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

We will continue to engage with our shareowners regarding our executive compensation program during the period between shareowner votes. Engagement with our shareowners is a key component of our corporate governance. We seek and are open to input from our shareowners regarding board and governance matters, as well as our executive compensation program, and believe we have been appropriately responsive to our shareowners. We believe this outreach to shareowners, and our shareowners’ ability to contact us at any time to express specific views on executive compensation, serve to hold us accountable to shareowners and reduce the need for and value of more frequent advisory votes on executive compensation.

This vote is advisory and not binding on Cott or our board in any way. The board and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The board may decide that it is in the best interests of our shareowners and Cott to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareowners.

The proxy card provides shareowners with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareowners will not be voting to approve or disapprove the recommendation of the board. Because this advisory vote seeks the input of shareowners and provides shareowners with multiple voting options, there is no minimum vote requirement for this proposal. Notwithstanding the advisory nature of the vote, the frequency of the advisory vote on executive compensation receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by shareowners.

The text of the resolution is as follows:

“Be it resolved as a resolution of the shareowners that the shareowners determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the named executive officers of the Company as set forth in the Company’s proxy circular should be every year, every two years, or every three years.”

The board recommends that you vote to conduct a non-binding, advisory vote on executive compensation once every “three years.” Unless a proxy specifies that the shares it represents should abstain from voting or vote for “one year” or “two years” for the frequency of the shareowner vote on executive compensation set out above, the persons named in the enclosed proxy intend to vote for “three years” for the frequency of the shareowner vote on executive compensation.

ADDITIONAL INFORMATION

Information about Cott

Upon request to our Secretary you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2011, our 2010 audited financial statements, and additional copies of this document. Copies of these documents may also be obtained on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the SEC at www.sec.gov.

In addition, we have made available on our website our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, as well as the charters of each of our Compensation Committee, Corporate Governance Committee and Audit Committee. Copies of any of these documents are available in print to any shareowner upon request to our Secretary.

Important Notice Regarding Availability of Proxy Materials for the

Annual Meeting of Shareowners to be held on May 3, 2011:

The Notice of Annual Meeting, Proxy Circular and our 2010 Annual Report on Form 10-K are available electronically at http://www.cott.com/for-investors/financial-information/proxy-statement.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy circulars and annual reports. This means that only one copy of our proxy circular or annual report may have been sent to multiple shareowners in your household. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634, Attention: Investor Relations Department; telephone number (813) 313-1840. If you want to receive separate copies of the annual report and proxy circular in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Approval

Cott’s board of directors has approved the contents and sending of this proxy circular.

/s/

MARNI MORGAN POE
Vice President, General Counsel and Secretary

April 1, 2011

APPENDIX A

COTT CORPORATION (the “Corporation”)

MANDATE OF THE BOARD OF DIRECTORS

Purpose:

The purpose of this mandate is to set out the responsibilities of the Board of Directors of the Corporation. The Board of Directors is committed to fulfilling its statutory mandate to supervise the management of the business and affairs of the Corporation with the highest standards of ethical conduct and in the best interests of the Corporation. The Board approves the strategic direction of the Corporation and oversees the performance of the Corporation’s business and management. The management of the Corporation is responsible for presenting strategic plans to the Board for review and approval and for implementing the Corporation’s strategic direction.

This mandate should be read in conjunction with the Corporate Governance Guidelines of the Corporation which set out additional responsibilities of the Board of Directors and contain guidelines pertaining to, inter alia, board size, selection, expectations, committees and meetings.

Responsibilities:

1.	To the extent feasible, the Board of Directors shall satisfy itself as to the integrity of the Chief Executive Officer and other senior officers and that the Chief Executive Officer and other senior officers create a culture of integrity throughout the Corporation.

2.	Review and approve the annual operating plan (including the capital budget), strategic plan (which takes into account, among other things, the opportunities and risks facing the Corporation’s business) and business objectives of the Corporation that are submitted by management and monitor the implementation by management of the strategic plan. During at least one meeting each year, the Board of Directors will review the Corporation’s long-term strategic plans and the principal issues that the Corporation expects to face in the future.

3.	Identify and review the principal business risks of the Corporation’s business and oversee, with the assistance of the Audit Committee, the implementation and monitoring of appropriate risk management systems and the monitoring of risks.

4.	Ensure, with the assistance of the Corporate Governance Committee, the effective functioning of the Board of Directors and its committees in compliance with the corporate governance requirements of stock exchange listing rules and applicable law, and that such compliance is reviewed periodically by the Corporate Governance Committee.

5.	Develop the Corporation’s approach to corporate governance. The Corporate Governance Committee shall develop a set of corporate governance principles and guidelines that are specifically applicable to the Corporation. The Board of Directors shall review and approve the principles and guidelines applicable to the Corporation and its officers, directors, and employees, including the Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics.

6.	Satisfy itself that internal controls and management information systems for the Corporation are in place, are evaluated as part of the internal auditing process and reviewed periodically on the initiative of the Audit Committee.

7.	Assess the performance of the Corporation’s executive officers, including monitoring the establishment of appropriate systems for succession planning as set forth in the Corporate Governance Guidelines of the Corporation (including appointing, training and monitoring senior management) and for periodically monitoring the compensation levels of such executive officers based on determinations and recommendations made by the Human Resources and Compensation Committee.

8.	Ensure that the Corporation has in place a policy for effective communication with shareowners, other stakeholders and the public generally.

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9.	Review and, where appropriate approve, the recommendations made by the various committees of the Board of Directors, including, without limitation, to: select nominees for election to the Board of Directors; appoint directors to fill vacancies on the Board of Directors; appoint and replace, as applicable, the chairman, the lead independent director, the members of the various committees of the Board of Directors and the chair of each such committee; and, establish the form and amount of director compensation.

The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Corporation and its affiliates, the authority and responsibility for managing the business of the Corporation in a manner consistent with the standards of the Corporation.

The Chief Executive Officer shall seek the advice and, in appropriate situations, the approval of the Board of Directors with respect to extraordinary actions to be undertaken by the Corporation, including those that would make a significant change in the financial structure or control of the Corporation, the acquisition or disposition of any significant business, the entry of the Corporation into a major new line of business or transactions involving related parties.

Measures for Receiving Shareowner Feedback:

The Corporation shall provide a mechanism for receiving feedback from shareowners regarding its publicly disseminated materials and otherwise. Persons designated to receive such information shall be required to provide a summary of the feedback to the Board of Directors on a semi-annual basis or at such other more frequent intervals as they see fit. Specific procedures for permitting shareowner feedback and communication with the Board of Directors will be prescribed by the Corporation’s communications policy.

Expectations of Directors:

The Board of Directors shall develop and update, in conjunction with the Corporate Governance Committee, specific expectations of directors and such expectations shall be set out in the Corporate Governance Guidelines of the Corporation.

Annual Evaluation:

At least annually, the Board of Directors through the Corporate Governance Committee shall, in a manner the Board of Directors determines to be appropriate:

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Conduct a review and evaluation of the performance of the Board of Directors and its members, its committees and their members, including the compliance of the Board of Directors with this mandate and of the committees with their respective charters.

•	Review and assess the adequacy of this mandate on an annual basis.

February 2010

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APPENDIX B

COTT CORPORATION (the “Corporation”)

AUDIT COMMITTEE (the “Committee”)

CHARTER

Purpose:

The Committee is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling the oversight responsibilities it has with respect to: (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Corporation’s internal auditors and independent auditor.

Committee Authority and Responsibilities:

To fulfill its responsibilities and duties, the Committee shall:

Meetings

1.	Report regularly to the Board by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so, including a review of any issues that arise with respect to the quality and integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Corporation’s independent auditor, and the performance of the internal auditors.

2.	Meet as often as it determines necessary, but not less frequently than quarterly. The Committee shall meet separately in person or telephonically, periodically, with management (including the Chief Financial Officer and Chief Accounting Officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The time at which and the place where the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meeting shall be determined by the Committee, unless otherwise provided for in the by-laws of the Corporation or otherwise determined by resolution of the Board.

Financial Statement and Disclosure Matters

3.	Meet to review and discuss the annual audited financial statements with management and the independent auditor, including the Corporation’s specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

4.	Meet to review and discuss the quarterly financial statements with management and the independent auditor prior to filing its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

5.	Discuss with management and the independent auditor significant financial accounting and reporting issues, complex or unusual transactions and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles.

6.	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Corporation’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

7.	Prepare the audit report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy circular and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

8.	Discuss with management the Corporation’s earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP information) prior to the public disclosure thereof by the Corporation, as well as financial information and earnings guidance provided to analysts and rating agencies.

9.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Corporation’s financial statements.

10.	Review disclosures made to the Committee by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

11.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Corporation’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Corporation’s Form 10-K.

Oversight of the Corporation’s Risk Management Function

12.	Oversee the risk management activities of the Corporation, which will include holding periodic discussions with management regarding the Corporation’s guidelines and policies with respect to risk assessment, risk management, and major strategic, financial and operational risk exposures such as fraud, environmental, competitive and regulatory risks. The Committee shall receive regular reports regarding such risks and the steps management has taken to monitor and control any exposure resulting from such risks.

Oversight of the Corporation’s Relationship with the Independent auditor

13.	Subject to compliance with the requirements of applicable laws, the Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor and advisors retained by the Committee (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditor shall report directly to the Committee.

14.	Before the engagement of the independent auditor and at least annually thereafter, review and discuss with the independent auditor the independent auditor’s written communications to the Committee regarding the relationships between the auditor and the Corporation that, in the auditor’s professional judgment, may reasonably be thought to bear on its independence and affirming in writing to the Committee that the auditor is independent.

15.	Review with the independent auditor any audit problems or difficulties and management’s response. This review should include a discussion of (a) any restrictions on the scope of the independent auditor’s activities or on access to requested information, and (b) any significant disagreements with management. The Committee may review, as it deems appropriate, (i) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise) (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Corporation.

16.	Subject to compliance with the requirements of applicable law, the Committee shall set clear hiring policies for employees or former employees and partners or former partners of the current and former independent auditor.

17.	The Committee shall, at least annually, obtain and review a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Corporation.

18.	Based on the above mentioned report, the Committee shall evaluate the qualifications, performance and independence of the independent auditor, and select the Corporation’s auditor for the next year, subject to shareholder ratification. In this evaluation, the Committee shall (i) consider whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditor’s independence, (ii) evaluate the lead partner of the independent auditor’s team and make sure that there is a regular rotation of the lead partner, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm on a regular basis, (iii) evaluate the independent auditor’s team and make sure that there is a regular rotation in compliance with applicable laws, and (iv) take into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

19.	The Committee shall review and discuss quarterly reports from the independent auditor (required by Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”)) on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

20.	The Chair of the Committee shall be permitted to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor; provided that any such pre-approvals shall be subject to ratification by the Committee at its next meeting. This permission is also subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee shall review and discuss with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the auditor’s independence.

21.	Meet with the independent auditor prior to the audit to review and discuss the planning and staffing of the audit.

Oversight of the Corporation’s Internal Audit Function

22.	The senior internal audit executive will report directly to the Chair of the Committee and administratively on a dotted line to the Corporation’s Chief Financial Officer. The Committee will review and advise on the selection and removal of the senior internal audit executive.

23.	Review the significant reports to management prepared by the internal audit department and management’s responses.

24.	Periodically review, with the independent auditor, the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

25.	Periodically review, with the senior internal audit executive, any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

26.	Annually, review and recommend changes (if any) to the internal audit charter.

Compliance Oversight Responsibilities

27.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

28.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

29.	Periodically review and discuss with management, the internal auditors, and the independent auditor the overall adequacy and effectiveness of the Corporation’s legal, regulatory and ethical compliance programs, including the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers. The Committee shall periodically receive from management confirmation of its compliance with material legal and regulatory compliance requirements. The Committee shall advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers.

30.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

31.	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies and internal controls.

32.	It is understood that in order to properly carry out its responsibilities, the Committee shall have the authority, without seeking Board approval and to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Corporation and to any advisors employed by the Committee, as well as the funding levels for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership and Evaluation:

33.	Upon the recommendation of the Corporate Governance Committee, the Board shall elect annually from among its members a committee to be known as the Audit Committee to be composed of at least three independent directors, none of whom shall (a) accept directly or indirectly from the Corporation or any subsidiary of the Corporation any consulting, advisory or other compensatory fee or (b) be affiliated with the Corporation or (c) be officers or employees of the Corporation or of any of its affiliates, or have been an officer or employee of the Corporation, any of its affiliates or the independent auditor in the three years prior to being appointed to the Committee or (d) be an immediate family member of any of these persons.

34.	Each member of the Committee shall meet the independence, experience and financial literacy requirements of any stock exchange upon which the Corporation’s stock is listed from time to time and in accordance with applicable law, including applicable listing standards. At least one member of the Committee shall be an “audit committee financial expert” (as defined by the Securities and Exchange Commission).

35.	Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service on more than two other audit committees would not impair such member’s ability to effectively serve on the Committee. If such a determination is made, it must be disclosed in the Corporation’s annual proxy circular.

36.	A majority of the members of the Committee shall constitute a quorum. No business may be transacted by the Committee except at a meeting of its members at which a quorum of the Committee is present (in person or by means of telephone conference whereby each participant has the opportunity to speak to and hear one another) or by a resolution in writing signed by all the members of the Committee. Polling of Committee members in lieu of a meeting is not permitted.

37.	Each member of the Committee shall hold such office until the next annual meeting of shareholders after election as a member of the Committee. However, any member of the Committee may be removed or replaced at any time by the Board and shall cease to be a member of the Committee as soon as such member ceases to be a director or otherwise ceases to be qualified to be a member of the Committee.

38.	Upon the recommendation of the Corporate Governance Committee, the Board shall elect a member of the Committee to act as Chair (the “Chair”). The Chair will appoint a secretary who will keep minutes of all meetings (the “Secretary”), which shall be circulated to members of the Board upon completion. The Secretary need not be a member of the Committee or a director and can be changed by simple notice from the Chair.

39.	The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.

40.	The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

41.	The Committee shall review and reassess the adequacy of this Charter periodically, at least on an annual basis, as conditions dictate. The Committee shall annually review and assess the Committee’s own performance.

Disclosure

This charter shall be made available on the Corporation’s website.

Interpretations and Determinations

The Committee and the Board shall have the power and authority to interpret this charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

Limitation of Audit Committee’s Role

It is not the duty of the Committee to prepare financial statements, to plan or conduct audits or to determine that the Corporation’s financial statements and disclosure are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Cott Corporation

6525 Viscount Road Mississauga, Ontario, Canada L4V1H6 www.cott.com	5519 West Idlewild Avenue Tampa, Florida U.S.A. 33634

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
Security Class

Holder Account Number

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This Form of Proxy is solicited by and on behalf of management and the board of directors.

Notes to proxy

1.   Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.   If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.   This proxy should be signed in the exact manner as the name appears on the proxy.

4.   If this proxy is not dated, it will be deemed to bear the date on which it is mailed by management to the holder.

5.   The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the holder, however, if you do not specify how to vote in respect of any matter, your proxyholder is entitled to vote your shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized a director or officer of Cott Corporation to act as your proxyholder, this proxy will be voted as recommended by management. In particular, if your proxy does not specify how to vote, this proxy will be voted:

•    FOR the nominees listed in resolution number 1. Election of Directors,

•    FOR the approval of the appointment of Cott’s independent registered public accounting firm set out in resolution number 2. Approval of Appointment of Independent Registered Public Accounting Firm,

• FOR the advisory vote on executive compensation set out in resolution number 3. Advisory Vote on Executive Compensation, and

•    FOR the “three year” option in respect of the preferred frequency of an advisory vote on executive compensation set out in resolution 4. Advisory Vote on Frequency of an Advisory Vote on Executive Compensation.

6.   This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting and at any continuation of the meeting after an adjournment thereof.

7.   This proxy should be read in conjunction with the accompanying documentation provided by management.

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Proxies submitted must be received by 5:00 p.m. (local time in Toronto, Ontario, Canada) on April 29, 2011.

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If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy.

Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

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This Form of Proxy is solicited by and on behalf of management and the board of directors.

Appointment of Proxyholder

I/We being shareowner(s) of Cott Corporation hereby appoint: David T. Gibbons, Chairman, or failing him, Neal Cravens, Chief Financial Officer, or failing him, Marni Morgan Poe, Vice-President, General Counsel & Secretary

OR	Print the name of the person you are appointing if this person is someone other than the Chairman, Chief Financial Officer or Secretary as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) at the Annual Meeting of shareowners of Cott Corporation to be held at the Toronto Marriott Airport Hotel, Ballroom C, 901 Dixon Road, Toronto, Ontario, Canada, on Tuesday, May 3, 2011 at 8:30 a.m. (local time inToronto, Ontario, Canada), and at any continuation of the meeting after an adjournment thereof. Discretionary authority is hereby conferred with respect to any amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting and at any continuation of the meeting after an adjournment thereof. As of March 18, 2011, management is not aware of any such amendments, variations or other matters to be presented at the meeting.

1. Election of Directors The proposed nominees named in the accompanying Proxy Circular are:

01. Mark Benadiba; 02. George A. Burnett; 03. Jerry Fowden; 04. David T. Gibbons; 05. Stephen H. Halperin; 06. Betty Jane Hess;

07. Gregory Monahan; 08. Mario Pilozzi; 09. Andrew Prozes; 10. Eric Rosenfeld; 11. Graham Savage

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FOR all nominees listed above:	☐

FOR all nominees listed above other than:	☐	Please specify the name of the individual(s) from whom you wish to withhold your vote:

WITHHOLD vote for all nominees listed above:	☐

2. Approval of Appointment of Independent Registered Public Accounting Firm			For	☐	Against	☐	Withhold	☐
Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.

3. Advisory Vote on Executive Compensation
Approval, on a non-binding advisory basis, of the compensation of Cott’s named executive officers.			For	☐	Against	☐	Withhold	☐

4. Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation	3 years	☐	2 years	☐	1 year	☐	Abstain	☐
Approval, on a non-binding advisory basis, of the frequency of an advisory vote on executive compensation.									Fold

Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by management.

Signature(s)
Date

Interim Financial Statements Request		Annual Financial Statements Request
In accordance with Canadian securities regulations, shareowners may elect to receive interim financial statements, if they so request. Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. If you do not mark this box, or do not return this PROXY, then it will be assumed you do NOT want to receive interim financial statements and the accompanying Management’s Discussion and Analysis.	☐	Mark this box if you would NOT like to receive annual financial statements and accompanying Management’s Discussion and Analysis by mail. If you do not mark this box, or do not return this PROXY, then the annual financial statements and accompanying Management’s Discussion and Analysis will continue to be sent to you.	☐

If you are not mailing back your proxy, you may register online to receive the above financial statement(s) by mail at www.computershare.com/mailinglist.

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